UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MUSTANG RESOURCES INC.

(Name of small business issuer in its charter)

Nevada	1040	76-0747679

State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1574 Gulf Rd. #1505, Point Roberts, Washington 98281 Tel: (604) 261-6100 Fax: 604-608-9185

(Address and telephone number of principal executive offices)

1574 Gulf Rd. #1505, Point Roberts, Washington 98281

(Address of principal place of business or intended principal place of business)

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Dollar Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock	98,000 shares	$0.20	$19,600	$2.31

(1) This price was arbitrarily determined by Mustang Resources Inc. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July 26, 2005

PROSPECTUS

 MUSTANG RESOURCES INC.

98,000 SHARES

COMMON STOCK

This prospectus relates to the sale of up to 98,000 shares of our currently outstanding common stock owned by some of our stockholders.  For a list of the selling stockholders, please see "Selling Stockholders".  We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange.

The shares included in this prospectus may be offered and sold directly by the selling stockholders in the open market or in individually negotiated transactions, through agents designated from time to time or thorough underwriters or dealers.  Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

	Offering Price	Commissions	Proceeds to Selling Shareholders Before Expenses and Commissions

Per Share	$0.20	Not Applicable	$0.20

Total	$19,600	Not Applicable	$19,600

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 7 - 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: July 26, 2005

Item 3.  Summary Information and Risk Factors

Summary

The Company

Mustang Resources Inc. ("Mustang") is an exploration stage company engaged in the acquisition of mineral claims and exploration of our mineral properties.  We own a 100% interest in four mineral claims known as the JC1, JC2, JC3 and JC4 mining claims located near the city of Nelson, British Columbia, Canada.  Activities to date have consisted solely of the staking of mining claims.  We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  None of our properties contain a known commercially viable deposit suitable for mining.  There is no assurance that any commercially viable mineral deposits exist on our properties.  Exploration will be required before a final evaluation as to the economic feasibility is determined.  Our plan of operations is to conduct mineral exploration activities on the JC mineral claims in order to assess whether these claims possess commercially viable mineral deposits.  Our exploration program is designed to explore for gold deposits.

Corporate Structure

We were incorporated in the State of Nevada on November 23, 1998 as Canadian Northern Lites (Nevada) Inc. and changed our name to Mustang Resources Inc. on December 15, 2003.  Our business office is located at 1574 Gulf Rd. #1505, Point Roberts, Washington, 98281.  Our telephone number is (604) 261-6100 and our fax number is (604) 608-9185.  We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada.

Recent Results

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations.  As of July 26, 2005, including the net proceeds of $9,800 from our share issue on July 20, 2005, Mustang had cash on hand of $14,576.

As of June 30, 2005, we had $4,776 in cash on hand and current liabilities in the amount of $4,000.  Accordingly, our working capital position as of June 30, 2005 was $776.  Since our inception in November 23, 1998 through to June 30, 2005, we have incurred cumulative net losses of ($19,376).  We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business.  We have not begun Phase 1 of our exploration program as the Company does not have enough capital to complete Phase 1 and thus must first raise additional capital in order to proceed.  The Company does not plan to begin Phase 1 until the additional funds needed have been secured.

The Offering

Securities Being Offered	Up to 98,000 shares of our common stock currently issued and outstanding and owned by the selling shareholders.

Offering Price and Alternative Plan of Distribution

The offering price of the common stock is $0.20 per share.  We intend to apply to the NASD OTC Bulletin Board to allow the trading of our common stock.  If our common stock becomes so traded and a market for the stock develops, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None.

Common stock currently outstanding	2,018,002 shares

Common stock to be outstanding after this offering	2,018,002 shares

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	June 30, 2005 (six months) Unaudited	December 31, 2004 Audited

Cash	$4,776	$4,776
Total Assets	$4,776	$4,776
Total Liabilities	$19,351	$18,594
Total Stockholders' Deficiency	($14,575)	($13,818)

Statement of Loss and Deficit	June 30, 2005 (six months) Unaudited	December 31, 2004 Audited

Revenue from Operations	$0	$0
Net Income (Loss) for the Period	($757)	($7,324)

Risk Factors

You should carefully read our entire prospectus and consolidated financial statements and related notes.  Our present and intended business operations are highly unpredictable and involve substantial risks.

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock.  A purchase of our common stock is speculative.  No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.  The order in which the following risk factors are presented is arbitrary.  You should not conclude, because of the order of presentation, that one risk factor is more significant than another.

Exploration Results Will Determine Whether Mustang Can Continue

Our properties are currently in an early exploration stage.  At present we have no mineral reserves.  It is uncertain whether the property contains a mineable quantity of gold reserves.  Development of our properties will only proceed if there are satisfactory exploration results.  If we do not find a mineral reserve containing gold or if we cannot develop a mineral reserve, either because we do not have the capital or because it is not economically feasible to do so, we will have to cease operations and shareholders could lose their entire investment.

Mineral exploration involves a high degree of risk.  Few properties that are explored are ultimately developed into producing mines.  There is no assurance that our future mineral exploration and development activities will result in any discoveries of gold reserves.  The long-term profitability of our operations will be in part dependent upon the cost and success of its future exploration programs, which may be affected by a number of factors.  One critical factor that will have an impact is our use of the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to commence or continue exploration work.  There is a degree of uncertainty associated with the calculation of mineral reserves and mineral resources and corresponding grades being mined or dedicated to future production.  Until mineral reserves or mineral resources are actually mined and processed, the quantity of mineral and reserve grades must be considered as estimates only.  In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices.  Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of our properties.

These estimates generally rely on scientific estimates and economic assumptions, which in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization.

If a gold reserve is discovered, the commercial viability of a mineral deposit depends to a high degree on the size and grade of the reserve as well as the proximity of the deposit to infrastructure.  Exploration & development activities all depend on reliable roads, bridges, power sources and water supply which are important factors affecting capital and operating costs.  Commercial viability also depends upon metal prices; and on government regulations regarding royalties and allowable production.

We are not able to determine at present whether or not, or the extent to which, such risks may adversely affect our exploration program.

Hazards and Risks of Operation Could Have a Serious Financial Impact on Mustang

Mining operations are high risk activities.  Experience, knowledge and careful evaluation are needed.  Operational hazards including accidents and explosions, ground fall, flooding, inclement weather, and earthquakes can result in asset writedowns, personal injury, work stoppages, cost overruns, and damage to the mineral reserves or the ability to extract the reserves.  Hazards such as unusual or unexpected geological formations may result in damage to producing facilities, environmental damage and possible legal liability for damage.  Mustang may become liable for cave-ins and other hazards for which the Company cannot insure or chooses not to insure, where premium costs are disproportionate to our perception of the relevant risks.  For a mining company the size of Mustang the financial burden resulting from an unfortunate accident could be severe.

Payments resulting from such liabilities would reduce the funds available for Mustang's gold exploration.  While insurance policies could reduce the possibility of an incident resulting in Mustang having to cease operations, Mustang's limited financial resources could mean that the payment of such insurance premiums would reduce the funds available for exploration activities.

Failure to Comply With Canadian Mining Regulations Could Jeopardize Operations

In Canada, Mustang's claims are worked under Provincial Mines Acts and Regulations.  As such, any exploration and development activity carried out on the JC1, JC2, JC3 and JC4 mineral properties would fall under the Mineral Tenure Act of British Columbia.  A very significant factor impacting mineral exploration in British Columbia and in Canada, in general, is legislation, policies and controls relating to prospecting, development, production and environmental protection, mining taxes and labor standards.  Changes in governmental legislation, policies and controls can have a substantial impact on the timing, and the capital and operating costs of exploration and development.

The costs associated with compliance with these laws and regulations are substantial and possible future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of our operations and delays in the development of JC1, JC2, JC3 and JC4 mineral claims.  Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions.

Enactment of new legislation or revisions to existing legislation, either at the provincial level or at the federal level could be sufficient to impair the exploration of our mineral properties.  If the impact of changes in legislation is sufficiently negative to undermine the economic viability of the Company's mineral properties the Company would likely eventually cease operations and shareholders would likely be faced with a loss of their entire investment.

Exploration on mineral claims must be carried out according to the terms outlined by the local mines inspectors.  In the case of the JC1, JC2, JC3 and JC4 mineral properties, any exploration activity would be carried out on terms outlined by the mines inspectors located in the region around Nelson, British Columbia.

We may be required to post small monetary bonds to be held against project cleanup.  Provincial labor health and welfare codes apply to all operations.  We may retain professional exploration consultants who carry general liability and third party insurance.  Our exploration activities in Canada are regulated by various government agencies, both federal and provincial.  Environmental legislation has established restrictions and prohibitions on spills and releases from mining activity that would result in environmental pollution.  A breach of regulations may result in fines and penalties.  If any fines and penalties were substantial, the financial burden on a company with the limited financial resources that Mustang has, could force the Company to cease operations, likely resulting in Mustang shareholders losing their entire investment.

We have obtained all necessary permits for exploration work performed to date and are in compliance with all material laws and regulations that currently apply to its activities.  Such laws and regulations could possibly have an adverse effect on any mining project that we might undertake in the future.

Environmental legislation is evolving in a manner that will require more stringent assessments of proposed projects, stricter standards and enforcement, increased fines and penalties for non-compliance, and a heightened degree of responsibility for companies and their officers, directors and employees.  Future changes in environmental regulation, could adversely affect our operations.  Environmental hazards caused by previous owners or operators of the properties may exist that are unknown to us.  We do not have any form of environmental liability insurance at the present time.  We do not expect to be able to obtain such insurance at a reasonable cost.  If we incur liability for environmental damages while we are uninsured, it could have a material adverse effect on our financial condition.

Reselling a Penny Stock Can Be Difficult

Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules.  Because we are a penny stock, you may be unable to resell our shares.  This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors.  As a result, fewer broker/dealers are willing to make a market in our stock.

Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account.  In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.

No Smelter Contract in Place

If we are able to identify commercially viable quantities of gold, we will have to make supply arrangements with metal traders or integrated mining and smelting companies.  We currently do not have any such arrangements and we cannot provide assurance that we will be able to enter into any on terms that are favorable to Mustang.  In addition, should any such counter parties not honor supply arrangements, or should any of them become insolvent, we may be forced to sell any concentrates that we are able to produce in the spot market.  Our future operating results may be materially adversely affected as a result.

Funding Our Future Capital Requirements is Highly Uncertain

Due to the nature of the mineral exploration business, there can be no assurance that we will be profitable.  We have limited financial resources, and there is no assurance that additional funding will be available.  We have no source of operating cash flow to fund future exploration projects or corporate overhead.  In fiscal 2004 ending December 31, 2004, Mustang reported a net loss of ($7,324).  In fiscal 2003 we reported a net loss of ($5,399) and in fiscal 2002 we reported a net loss of ($224).  If we wish to continue exploration of our properties, then we must raise significant additional funds.  The only source of funds available to us for future exploration expenditures is through the sale of our stock, subject to applicable United States, or state securities laws.

Even if the results of future exploration are encouraging, we may not be able to raise sufficient funds through further equity offerings or through the sale or syndication of some of our properties, due to the highly volatile market for shares of junior mining firms and the illiquid market for mineral properties.  As there is no assurance that such funds will be available, on acceptable terms, if at all, Mustang shareholders should be aware that we may not be able to conduct the further exploration necessary to determine whether a commercially feasible deposit of gold reserves exists.

A Small Business Has a Unique Set of Risks

We are subject to risks inherent in the operation of a small business enterprise, including a lack of management depth, limited capital resources, lack of diversification by product or geographic location, and extreme vulnerability to delays, and cost overruns.  If Mustang is not able to effectively deal with these types of risks we may have to curtail or suspend our operations.

Risks Associated With Obtaining Permits and Licenses; and Satisfying Reclamation Obligations

The operations of Mustang may require licenses and permits.  It is uncertain whether Mustang will be able to obtain all licenses and permits required to carry out exploration and development of its properties.

Reclamation requirements aim to minimize long-term effects of exploration by requiring the operating company to control possible harmful discharges and to re-establish to some degree, pre-disturbance land forms and vegetation.  Mustang management is actively providing for or has carried out any requested reclamation activities on its properties.

Operations Are Vulnerable To Supply Constraints

Competition and unforeseen limited sources of supplies in the mining industry could result in occasional spot shortages of supplies, like dynamite, and equipment like helicopters, bulldozers and excavators that we might need to conduct exploration on the JC mineral claims.  We have not attempted to locate or negotiate with any suppliers of products, equipment or materials.  We will attempt to locate products, equipment and materials as we arrange funding.  If we cannot find these, we will have to suspend our exploration plans, at least temporarily.

Forecasting & Developing Plans Are Difficult Due To Mustang's Brief Operating History

In the absence of a lengthy operating history upon which to base an evaluation of Mustang's exploration business and its future prospects there can be no assurance that we will achieve or sustain profitability on an annual or quarterly basis.

Future operating results will depend upon many factors, including the prevailing price of gold in world commodity markets; our success in attracting and retaining motivated employees who are qualified in the mineral exploration field; our ability to develop and expand our inventory of properties; and the success of Mustang's efforts to secure risk capital.

Dependence on Our President

Continuation of our operations is critically dependent, upon the continued contribution of our President, Terry G. Cook.  The loss or unavailability of Mr. Cook could have an adverse effect on Mustang's future.  We do not maintain key man life insurance policies on our President due to the prohibitive cost for a firm our size.  Also, our continued existence and viability is dependent upon our ability to attract and retain qualified people in all areas of the business.  If we are unable to attract and retain qualified personnel, our business may be adversely affected.

There are no employment agreements with Mr. Cook or anyone else.  The death or disability of Terry G. Cook could adversely affect the management of our business as Mr. Cook is our principal executive officer and is directly involved, on a day-to-day basis, in all of the company's business operations.

Our Officers and Directors Have Conflicts Of Interest

Our officers and directors have conflicts of interest in that they are officers and directors of other companies.  In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Cook or Mr. Dalgliesh, are officers or directors of, a direct conflict of interest could result.

Growth May Strain Mustang's Management Capability

None of the Directors or Officers of Mustang have any experience in the area of mineral exploration or mining in general.  The inexperience of the Company's management in the mining field is an important risk factor that should be carefully considered by anyone considering an investment in the Company.

If Mustang is successful in proving up gold reserves that are commercially viable, the Company will likely experience significant growth in its operations.  An expansion of the operations will place further demands on Mustang's small management team of Mr. Cook and Mr. Dalgliesh.  In the event of expanded operations, Mustang will need to recruit and retain people with technical qualifications in the field of mineral exploration and extraction.  Should Mustang succeed in developing its properties the Company will experience further growth in our operations.  If we fail to manage our growth effectively, our business prospects, financial condition and results of operations could be adversely affected.

In addition to concern regarding the management of our exploration program, shareholders should be concerned with the ability of Mustang management to profitably reinvest any earnings and allocate capital efficiently.

Larger Competitors Could Have a Cost Advantage

There is competition from other mining exploration and development companies.  Many of the mining companies with which we compete have operations and financial strength many times that of ours.  The scale of their mining and exploration operations enables them to spread their fixed costs such as management overhead and equipment costs over a much larger mineral resource base.  Nevertheless, the market for our possible future production of minerals tends to be commodity oriented, rather than company oriented.  Accordingly, we expect to compete by taking advantage of the market for all minerals present in our properties, to offset the fixed costs of mining any one of the jointly-occurring minerals.  Commodity prices fluctuate and there is no guarantee that market prices at any one time will be higher than production costs.  We do not engage in any material hedging or other transactions which are intended to manage risks relating to the fluctuations in mineral prices.

Management Expects a Continuation of Net Losses

Our net loss since inception to June 30, 2005 is ($19,376) consisting of administrative expenses of $15,697 and mining property expenses of $3,679.  We expect to incur operating losses in future periods.  This will happen because there are expenses associated with the research and exploration of our mineral properties.  We cannot guarantee that we will be successful in generating revenues in the future.  Failure to generate revenues could cause us to go out of business.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to prove up mineral resources that can be developed into a profitable revenue stream, as well as our ability to reduce exploration stage costs.

Risks Relating to the Presence of a Large Shareholder Group

THE COOK FAMILY IS A LARGE SHAREHOLDER.  HAVING A LARGE SHAREHOLDER COULD LIMIT POTENTIAL ACQUISITION PROPOSALS.

As a result of The Cook Family having a large share position, the value attributable to the right to vote is diminished.  This could result in a reduction in the market value of the Mustang shares you own because of the ineffective voting power.  The Cook Family, represented by Terry G. Cook, and his spouse Nancy Cook, directly and indirectly, has 95.14% of the voting power of our outstanding equity.  As a result, the Cook's votes at shareholder meetings will have a severe impact on determining who is elected to the Board of Directors as well as to our management.  Provisions in our certificate of incorporation, by-laws, and the Nevada Revised Statutes may also enhance the Cook family's control.  Our articles of incorporation do not provide for cumulative voting.  Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected.  That number is the total votes a person can cast for all of the directors.  Those votes can be allocated in any manner to the directors being elected.  Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

The Cook family's large share position could have a depressive effect on the market price of Mustang.

Item 4.  Use of Proceeds

Mustang Resources Inc. will not receive any proceeds from the sale of common stock offered through this prospectus by the selling shareholders.

Item 5.  Determination of Offering Price

The $0.20 per share offering price of our common stock was arbitrarily chosen.  There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

Our common stock is presently not traded on any market or securities exchange.  We intend to apply to the NASD OTC Bulletin Board for the trading of our common stock.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Item 6.  Dilution

The common stock to be sold by the selling shareholders is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Item 7.  Selling Security Holders

The selling shareholders named in this prospectus are offering all of the 98,000 shares of common stock offered through this prospectus.  The 42 selling shareholders acquired these 98,000 shares of common stock from us at a price of $0.10 per share in an offering that was exempt from registration, pursuant to Regulation S of the Securities Act of 1933, and completed on July 20, 2005   We received a total of $9,800 from this offering.  Each purchaser represented to us that he or she was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

The following table provides as of July 26, 2005, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Accounts	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

A. Bitschy 4650 - 196A St. Langley, B.C. V3A 5H2	1,000	1,000	Nil	Nil

Ian D. Mellor 6 - 7250 144 St. Surrey, B.C. V3W 1L7	1,000	1,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Accounts	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

489361 B.C. Ltd. 8240 Manitoba St. Vancouver, B.C.V5X 3A2	1,000	1,000	Nil	Nil

Laurie Kearns 1000 - 916 W Broadway Vancouver, B.C. V5Z 1K7	3,000	3,000	Nil	Nil

K. Patrick Bianchini 4440 50A St. Delta, B.C. V4K 1Z9	1,000	1,000	Nil	Nil

Anita Barr 31104 Sidoni Ave. Abbotsford B.C. V2S 5K9	1,000	1,000	Nil	Nil

Kelvin R. Finlay 207A - 6411 Nelson Ave. Burnaby, B.C. V5H 3H4	3,000	3,000	Nil	Nil

Susanne Condon 356 55A Ave. Delta, B.C. V4M 3L9	1,000	1,000	Nil	Nil

B. R. Kellie 16784 28 Ave Surrey, B.C. V3S 0A9	1,000	1,000	Nil	Nil

R. P. Keras 29781 Fraser Hwy. Abbotsford, B.C. V4X 1T3	1,000	1,000	Nil	Nil

Atel Solutions Inc. PO Box 22911, 22940 Westminster Hwy. Richmond, B.C. V6V 3B8	1,000	1,000	Nil	Nil

Maureen Grudner 12257 101 Ave. Surrey, B.C. V3V 2Z4	2,000	2,000	Nil	Nil

Dennis Garvey 4922 44B Ave. Delta, B.C. V4K 1J1	1,000	1,000	Nil	Nil

Niko Condon 1665 56 St. Delta, B.C. V4L 2B2	1,000	1,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Accounts	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

Patricia Bianchini 6118 49B Ave. Delta, B.C. V4K 1Z9	1,000	1,000	Nil	Nil

Louise Rouse 4768 W. 6 Ave Vancouver, B.C. V6T 1C5	1,000	1,000	Nil	Nil

Lesley A. Finlay 6633 MacDonald St. Vancouver, B.C. V6N 4G6	3,000	3,000	Nil	Nil

Christine L. Weatherby 45915 Higginson Rd. Chilliwack, B.C. V2R 2C7	1,000	1,000	Nil	Nil

Peter W. Mulyk 1318 Alberni St. Vancouver, B.C. V6E 4N9	1,000	1,000	Nil	Nil

Scott Euerby 6107 Cresent Dr. Delta, B.C. V4K 2G1	3,000	3,000	Nil	Nil

Kathy Vanderlee 3556 Bassano Terrace Abbotsford, B.C. V3G 2Z7	1,000	1,000	Nil	Nil

L. A. Keras 5389 Springgate Pl. Sardis, B.C. V2R 3W5	1,000	1,000	Nil	Nil

Tina Gabriel 117 - 255 Newport Dr. Port Moody, B.C. V3H 5H1	1,000	1,000	Nil	Nil

Kevin Garvey 5252 Upland Dr. Delta, B.C. V4M 2G4	1,000	1,000	Nil	Nil

Diane Ison 7120 Kimberley Dr. Richmond, B.C. V7A 4S4	1,000	1,000	Nil	Nil

Mat Finlay 11 - 15871 85 Ave. Surrey, B.C. V3S 1H9	3,000	3,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Accounts	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

Grace Munro 403 - 1640 Esquimalt Ave. West Vancouver, B.C. V7V 1R6	1,000	1,000	Nil	Nil

Jason Irvine 1505 Grand Blvd. North Vancouver, B.C. V7L 3X9	1,000	1,000	Nil	Nil

Jeremy Bianchini 2808 McCoomb Coquitlam, B.C. V3B 6B3	1,000	1,000	Nil	Nil

D. Malloway 18115 57 Ave. Surrey, B.C. V3S 5N1	1,000	1,000	Nil	Nil

Ronald J. Schulte 101 - 33731 Marshall Rd. Abbotsford, B.C. V2S 1L5	1,000	1,000	Nil	Nil

Angela Oonk 29786 Maclure Rd. Abbotsford B.C. V4X 1G5	1,000	1,000	Nil	Nil

Marianna Rille 3037 Glendale Pl. Abbotsford, B.C. V2S 7H1	1,000	1,000	Nil	Nil

Doug Colbert 3541 Picton St. Abbotsford, B.C. V2S 7H6	1,000	1,000	Nil	Nil

Mary Garvey 2627 Applegreen Crt. Kelowna, B.C. V1Z 3K8	1,000	1,000	Nil	Nil

Patty Vickers 59 - 2450 Lobb Ave. Port Coquitlam, B.C. V3C 6G8	1,000	1,000	Nil	Nil

Kathy McBride 30508 Great Northern Way Abbotsford, B.C. V2T 6H4	1,000	1,000	Nil	Nil

Jennifer Ann Marie Keras 137 - 3455 Wright St. Abbotsford, B.C. V2S 5P1	1,000	1,000	Nil	Nil

Name of Selling Stockholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Accounts	Total Shares To Be Owned Upon Completion Of This Offering	Percent Owned Upon Completion Of This Offering

George Grzybowski 5932 Jaynes Rd. Duncan, B.C. V9L 4W8	1,000	1,000	Nil	Nil

Susan Patricia Vieta 362 E. 12th St. North Vancouver, B.C. V7L 2J9	15,000	15,000	Nil	Nil

Gordon Pybus 238 Waterleigh Dr. Vancouver, B.C. V5X 4T2	15,000	15,000	Nil	Nil

Lulzim Haxhiavdija 745 Sayers Lane Vancouver, B.C. V5Z 3Z8	18,000	18,000	Nil	Nil

Item 8.  Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.  On such public markets or exchanges as the common stock may from time to time be trading;

2.  In privately negotiated transactions;

3.  Through the writing of options on the common stock;

4.  In short sales; or

5.  In any combination of these methods of distribution.

The sales price to the public is estimated at $0.20 per share until such time as the shares of our common stock become traded on the NASD OTC Bulletin Board or another exchange.  Although we intend to apply for trading of our common stock on the NASD OTC Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD OTC Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.  The market price of our common stock prevailing at the time of sale;

2.  A price related to such prevailing market price of our common stock; or

3.  Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.  Not engage in any stabilization activities in connection with our common stock;

2.  Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.  Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Item 9.  Legal Proceedings

Mustang Resources Inc. is currently not a party to any legal proceedings and does not know of any pending legal proceedings.

Item 10.  Directors, Executive Officers, Promoters and Control Persons

Directors and Executive Officers

Our directors and executive officers, their respective positions and ages, and the year in which each director was first elected, are set forth in the following table.  Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected and has qualified.  Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors.  Officers of the Company serve at the will of the Board of Directors.  There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.  Additional information concerning each of these individuals follows the table.

Directors and Executive Officers

Name	Age	Positions(s)	Director Since

Terry G. Cook	56	President, Director	November 1998

Cam Dalgliesh	62	Director	November 1998

Terry G. Cook

Mr. Cook is the President and a Director of Mustang Resources Inc.  Mr. Cook also holds the positions of Chief Financial Officer, Secretary and Treasurer.  His responsibilities include general management and financial management.  Mr. Cook has been the President, Chief Executive Officer, Chief Financial Officer and a Director of Mustang since its inception in November 1998.  In April 2003, Mr. Cook assumed the position of Secretary of Mustang Resources.

Mr. Cook is a graduate of Harvard Business School where he received an MBA in 1974.  Since 1978 to the present he has continuously been the President and a Director of Stanford Capital, Inc. (formerly Westridge Capital Inc.), a management and investment company.  Mr. Cook has over 20 years experience in creating and building small and medium sized businesses and real estate ventures as a result of his work with Stanford Capital, Inc.

Mr. Cook has also been an Officer and a Director of Western Gems Inc., a privately-held gemstone exploration company, continuously from May 2005 to the present.

Mr. Cook was an Officer and a Director of Cougar Holdings Inc. continuously from June 1999 to July 1, 2005.  Mr. Cook was the President and a Director of Cougar Holdings Inc. and he also held the positions of Chief Financial Officer, Secretary and Treasurer.  Cougar Holdings Inc. is a gemstone exploration and development company incorporated in Nevada.  Cougar Holdings Inc. is an SEC reporting company and is listed on the NASD OTC Bulletin Board with the symbol of CGRH.  On July 1, 2005, Cougar Holdings Inc. went through a change of control and Mr. Cook resigned his positions as an Officer and a Director.

Mr. Cook was the the President and a Director of Leopard Capital Inc. from May 1998 to February 2004.  Mr. Cook also held the positions of Chief Financial Officer and Treasurer.  Leopard Capital is a public reporting company that previously held mining interests in British Columbia, Canada.  In February 2004, Leopard Capital went through a change of control, and a name change to China Expert Technology Inc., and Mr. Cook resigned his positions as an Officer and a Director.

Cam Dalgliesh

Mr. Dalgliesh is a Director of Mustang Resources Inc.  His responsibilities include assisting Mr. Cook in our general administration and planning.  Mr. Dalgliesh has been a Director of Mustang since its inception in November 1998 and also held the position of Secretary from November 1998 to April 2003.

Mr. Dalgliesh has a Bachelor of Arts Degree and has extensive experience in several small and medium sized businesses.  Mr. Dalgliesh joined Quicksilver Messengers in October 1998 in the customer service area and was with them until January 2004, when he joined ICS Courier Services.

Mr. Dalgliesh has been a Director of Cougar Holdings Inc. continuously from June 1999 to July 1, 2005.  From June 1999 to March 2003, Mr. Dalgliesh also served as Secretary.  Cougar Holdings Inc. is a gemstone exploration and development company incorporated in Nevada.  Cougar Holdings Inc. is an SEC reporting company and is listed on the NASD OTC Bulletin Board with the symbol of CGRH.  On July 1, 2005, Cougar Holdings Inc. went through a change of control and Mr. Dalgliesh resigned his position as a Director.

Mr. Dalgliesh was the Secretary and a Director of Leopard Capital Inc. from May 1998 to February 2004.   Leopard Capital is a public reporting company that previously held mining interests in British Columbia, Canada.  In February 2004, Leopard Capital went through a change of control, and a name change to China Expert Technology Inc., and Mr. Dalgliesh resigned his positions as an Officer and a Director.

Conflicts of Interest

Terry G. Cook, the Company's President and a director, is associated with Western Gems Inc., a mineral exploration company.  Consequently, there are potential inherent conflicts of interest in Mr. Cook acting as an officer and a director of the Company.  Insofar as the officers and directors are engaged in other business activities, management anticipates it will devote only a portion of each person's time to the Company's affairs.

The officers and directors of the Company are now and may in the future become shareholders, officers or directors of other companies that may be engaged in additional business activities similar to those conducted by the Company.  Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention, other than the Exclusive Mineral Claim Registration Area and First Refusal Rights Agreement dated May 5, 2005 with Western Gems Inc. ("Western Gems").  Terry G. Cook is the President, sole director and controlling shareholder of Western Gems Inc.  Western Gems Inc. holds the WC1 and WC2 mineral claims which are under exploration for opal reserves.  A previous similar agreement between Cougar Holdings Inc. and Mustang was terminated on May 5, 2005 when Cougar Holdings Inc. transferred its WC1 and WC2 mineral claims to Western Gems Inc.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

If the Company or the companies in which the officers and directors are affiliated with both desire to take advantage of an opportunity, then said officers and directors would abstain from negotiating and voting upon the opportunity.  The only exception to this policy is the specific Exclusive Mineral Claim Registration Area and First Refusal Rights agreement dated May 5, 2005 between Mustang Resources Inc. and Western Gems Inc., attached as Exhibit 10.7 to this filing.  However, all directors may still individually take advantage of opportunities if the Company should decline to do so.    Except as set forth above, the Company does not have any other conflict of interest policy with respect to such transactions.

By the terms of the May 5, 2005 agreement referred to above, Mustang and Western Gems Inc. have clarified the terms of their competitive relationship in seeking out mineral properties, as follows:

Mustang's Board of Directors passed a Resolution adopted May 5, 2005, adopting an Agreement between Mustang and Western Gems whereby:

(a)  Mustang agrees not to register mineral claims for a period of 20 years beginning May 5, 2005, within a 100 mile radius of Western Gems' core properties, the WC1 & WC2 mineral claims located in the Vernon Mining Division, in Central B.C.

(b)  Mustang agrees to grant Western Gems a right of first refusal to acquire a 50% undivided interest in any mineral claims registered by Mustang, where such claims are located outside the 100 mile radius of Western Gems'  WC1 & WC2 mineral claims; and also outside the 100 mile radius of Mustang's JC1-JC4 mineral claims.

To exercise such first refusal Western Gems must:

(a)  provide notice, in writing, to Mustang, within 30 days of the registration of any such "open area claims" that Western Gems wishes to exercise its right to a 50% undivided interest in the subject claims, and

(b)  Submit to Mustang's office a check for 50% of the cost Mustang incurred to register such claims, plus reasonable out-of-pocket expenses, properly documented. Such payment by Western Gems must be made within 10 days of being invoiced by Mustang for such expenses, or the right of first refusal shall lapse.

Western Gems' Board of Directors passed a Resolution adopted May 5, 2005, adopting an Agreement between Western Gems and Mustang whereby:

(a)  Western Gems agrees not to register mineral claims for a period of 20 years beginning May 5, 2005, within a 100 mile radius of Mustang's core properties, the JC1-JC4 claims located in the Nelson Mining Division, in Southern B.C.

(b)  Western Gems agrees to grant Mustang a right of first refusal to acquire a 50% undivided interest in any mineral claims registered by Western Gems, where such claims are located outside the 100 mile radius of Mustang's JC1-JC4 mineral claims; and also outside the 100 mile radius of Western Gems' WC1 & WC2 mineral claims.

To exercise such first refusal Mustang Resources must:

(c)  provide notice, in writing, to Western Gems, within 30 days of the registration of any such "open area claims" that Mustang wishes to exercise its right to a 50% undivided interest in the subject claims, and

(d)  Submit to Western Gems' office a check for 50% of the cost Western Gems incurred to register such claims, plus reasonable out-of-pocket expenses, properly documented. Such payment by Mustang must be made within 10 days of being invoiced by Western Gems for such expenses, or the right of first refusal shall lapse.

Significant Employees

We have no employees at this time.  Mustang is managed by its directors and executive officers.

Family Relationships

There is no family relationship between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

There have been no legal proceedings involving either our directors or executive officers during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of Mustang Resources Inc.

Item 11.  Security Ownership of Certain Beneficial Owners and Management

As of the close of business on July 26, 2005, the following persons owned beneficially more than 5% of our outstanding common shares:

5% or Greater Shareholders

Title of	Name and Address	Amount and Nature of	Percent of
Class	of Beneficial Owner	Beneficial Ownership	Class (1)

Common	Terry G. Cook	1,920,002 (2)	95.14%
	1574 Gulf Rd. #1505
	Point Roberts, WA, 98281

(1)	Based on 2.018,002 shares of common stock outstanding as of July 26, 2005.
(2)	Mr. Terry G. Cook beneficially owns these shares with his spouse, Mrs. Nancy L. Cook. Mr. Cook is the holder of record of 1,280,002 of these shares while Mrs. Cook is the holder of record of 640,000 shares. Mr. Terry G. Cook disclaims beneficial ownership of the 640,000 held in the name of Mrs. Cook, and accordingly, without including the shares held in the name of Mrs. Cook, Mr. Terry G. Cook owns 63.43% of the issued and outstanding shares of the Company's common stock. Mrs. Nancy L. Cook disclaims beneficial ownership of the 1,280,002 shares held in the name of Mr. Cook, and accordingly, without including the shares held in the name of Mr. Cook, Mrs. Nancy L. Cook owns 31.71% of the issued and outstanding shares of the Company's common stock.

The table below lists as of July 26, 2005, all of our directors and executive officers who beneficially owned our voting securities and the amount of our voting securities owned by the directors and executive officers as a group.

Security Ownership of Management

Title of	Name and Address	Amount and Nature of	Percent of
Class	of Beneficial Owner	Beneficial Ownership	Class (1)

Common	Terry G. Cook	1,920,002 (2)	95.14%
	1574 Gulf Rd. #1505
	Point Roberts, WA, 98281

Total Directors and Officers		1,920,002	95.14%

(1)	Based on 2,018,002 common shares outstanding as of July 26, 2005.
(2)	Mr. Terry G. Cook beneficially owns these shares with his spouse, Mrs. Nancy L. Cook. Mr. Cook is the holder of record of 1,280,002 of these shares while Mrs. Cook is the holder of record of 640,000 shares. Mr. Terry G. Cook disclaims beneficial ownership of the 640,000 held in the name of Mrs. Cook, and accordingly, without including the shares held in the name of Mrs. Cook, Mr. Terry G. Cook owns 63.43% of the issued and outstanding shares of the Company's common stock. Mrs. Nancy L. Cook disclaims beneficial ownership of the 1,280,002 shares held in the name of Mr. Cook, and accordingly, without including the shares held in the name of Mr. Cook, Mrs. Nancy L. Cook owns 31.71% of the issued and outstanding shares of the Company's common stock.

Item 12.  Description of Securities

General

Our authorized capital stock consists of 160,000,000 shares of common stock, with a par value of $0.001 per share, and 40,000,000 shares of preferred stock, with a par value of $0.001 per share.  As of July 26, 2005, there were 2,018,002 shares of our common stock issued and outstanding that were held by 44 stockholders of record.  We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock.  Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights and no conversion rights.  There are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes.  Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

The articles of incorporation of Mustang Resources Inc. state that the provisions of Nevada Revised Statutes, 78.378 through 78.3793 inclusive, regarding the voting of a controlling interest in stock of a Nevada corporation and sections 78.411 through 78.444 inclusive, regarding combinations with interested stockholders, shall not apply.  The Nevada revised statutes sections 78.378 to 78.3793 inclusive, and sections 78.411 through 78.444 inclusive, provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things.  The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

Stock Transfer Agent

Our Company's transfer agent is Madison Stock Transfer, Inc., 1813 East 24th Street, Brooklyn, NY 11229.

Item 13.  Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Clark, Wilson, our independent legal counsel, has provided an opinion on the validity of our common stock.  See Exhibit 5.1.

Telford Sadovnik, P.L.L.C., Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Telford Sadovnik, P.L.L.C. has presented their report with respect to our audited financial statements.  The report of Telford Sadovnik, P.L.L.C. is included in reliance upon their authority as experts in accounting and auditing.

Item 14.  Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Item 15.  Organization Within Last Five Years

We were incorporated in the State of Nevada on November 23, 1998 as Canadian Northern Lites (Nevada) Inc.  On December 15, 2003, our name was changed to Mustang Resources Inc. by registering a Certificate of Amendment and Restatement to the Articles of Incorporation with the Nevada Secretary of State.  Our statutory registered agent's office is located at 1000 East William Street, Suite 204, Carson City, Nevada and our business office is located at 1574 Gulf Rd. #1505, Point Roberts, Washington, 98281.  Our telephone number is (604) 261-6100 and our fax number is (604) 608-9185.  We have not had any bankruptcy, receivership or similar proceeding since incorporation.  There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

We are a start-up exploration stage company engaged in the search for gold on our mineral claims.

In February 2004, Mustang staked a 100% interest in each of four mining claims known as the JC1, JC2, JC3 and JC4 mining claims located in the Nelson Mining District in British Columbia, Canada.  All of the above staking of mining claims have been are recorded in Mr. Cook's name and held in trust for Mustang Resources Inc. by Mr. Cook in order to minimize fees.  Terry G. Cook has no interest whatsoever in the said mineral claims other than that of a bare trustee.  Terry G Cook will deliver full title on demand to Mustang Resources Inc. for as long as the claim is in good standing.  We have no other property other than these mineral claims.

We issued 1,920,000 shares of common stock (after adjustment for a two-for-one forward stock split in October 2004) on December 31, 2001 at a price of $0.0025 per share in satisfaction of a $4,800 receivable owed to Hudson Capital Corporation by Mustang Resources.  On the instructions of Hudson, the 1,920,000 shares were issued to two creditors of Hudson.  One of the creditors who received 1,280,000 shares was Mr. Terry G. Cook, President and Director of the Company and also the President, Director and major shareholder of Hudson.  The other Hudson creditor who received 640,000 shares was Nancy L. Cook, the spouse of Mr. Terry G. Cook, who, as a result of this share issuance, became a related party of the Company.  For this share issue, we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issue.

In an offering completed on July 20, 2005, the Company issued 98,000 common shares to a total of 42 investors relying upon an exemption under Regulation S of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issues.

There are no preliminary agreements or understandings between Mustang Resources and its officers and directors, affiliates or lending institutions with respect to any loan agreements, other than a related party payable owing to Hudson Capital Corporation, a company controlled by Terry G. Cook, the President of Mustang.  Hudson Capital Corporation has since our inception advanced funds to Mustang for its administrative and operating expenses.  This debt is unsecured, accrues no interest and has no fixed terms of repayment.  On March 10, 2005, Hudson Capital Corporation agreed not to demand payment of any of the Company's related party payables until July 15, 2007.

Item 16.  Description of Business

Business Development

Mustang Resources Inc. is an exploration stage company engaged in the exploration of our mining properties.  The Company was incorporated in the State of Nevada on November 23, 1998 as Canadian Northern Lites (Nevada) Inc. and changed is name on December 15, 2003 to Mustang Resources Inc.  We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada, and our business office is located at 1574 Gulf Rd. #1505, Point Roberts, Washington, 98281.  Our telephone number is (604) 261-6100 and our fax number is (604) 608-9185.

We are not associated or affiliated in any way with Mustang Resources Inc. of 101 - 10th Street NW, Calgary, Alberta, Canada,  T2N 1V4, a company that operates in the oil and gas industry in Canada, and whose shares were traded on the Toronto Stock Exchange under the symbols MUS.A and MUS.B until July 2005 when the company merged with two other companies to form Thunder Energy Trust.

Our Business

We explore our properties in Canada for the presence of gold.  Activities to date have consisted solely of the staking of mining claims.  As yet, we have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  Exploration will be required before a final evaluation as to the economic feasibility is determined.  There is no assurance that a commercially viable gold deposit exists on our property.  We have interests in four properties which we may explore.  The four interests consist of a 100% interest in each of the JC1, JC2, JC3 and JC4 mineral properties located near the city of Nelson, British Columbia, Canada.  None of our properties contain a known commercially viable deposit suitable for mining.

Our management does not have any technical training in the field of mineral exploration and is inexperienced in exploration, as well as starting and operating a mine.  Due to the lack of direct training and experience in these areas, our management may not be fully aware of many of the specific requirements related to working within the mining industry.  In addition, we will also have to rely on the expertise and services of qualified personnel for the surveying, exploration, and excavation of our mineral claims.  If we are unable to contract such services at reasonable costs, we may have to suspend or cease operations.  Decisions and choices made by our management due to their inexperience in this industry may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use.  Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm.

Our plan of operation is to conduct mineral exploration on our four JC mineral claims in order to determine if our properties contain any commercially viable gold reserves.  Mustang has developed a two phase exploration program to explore our properties for gold deposits (please see "Our Proposed Exploration Program" on page 9 for more information on our two phase exploration program).  We have not started Phase 1 and do not plan to start until we obtain additional capital.  We will not make a decision whether to proceed to Phase 2 until completion of Phase 1 and upon analysis of the results of Phase 1.  Even if we complete our current two phase exploration program and even if we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we can determine if we have a commercially viable deposit or a deposit that can be defined as a reserve.  A reserve is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

The success of Mustang Resources is critically dependent upon finding mineralized material.  If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.  Mineralized material or deposit is a mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s).  Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, tonnage, grade, price, recoveries costs and other factors, concludes economic feasibility.

The likelihood of finding any reserves, or mineral deposits which could be economically and legally extracted or produced, on any of our properties is extremely remote.  In all probability our properties do not contain any reserves.  Any funds spent on exploration will probably be lost.

Mustang has not begun Phase 1 of our exploration program as the Company does not have enough capital to complete Phase 1 and thus must first raise additional capital in order to proceed (please see "Our Proposed Exploration Program" on page 9 for details regarding Phase 1 of our exploration program).  We will need to secure additional funding from a private placement or loans.  At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future.  If we cannot raise additional money to complete Phase 1, we will have to suspend our exploration program.  Mustang's investment capital has consisted entirely of advances and equity investments by our president.  The timing of such capital infusions was dependent on our requirements and the economic climate.  We anticipate having to raise additional funds by equity issuance in the next several years, as we do not expect to generate material revenue from mining operations, or to achieve self-sustaining commercial mining operations for some time.  The Company plans to fund its future operations through additional sales of its unregistered common stock.  There can be no assurance the Company will be successful in its efforts to raise equity.

Our cash balance was $4,776 and we had working capital of $776 at June 30, 2005 compared to a cash balance of $4,776 and working capital of $776 at December 31, 2004 and a cash balance of $10,000 and working capital of $5,000 at December 31, 2003.  The Company maintains its cash balances in an account at one financial institution, Sterling Savings Bank.  The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  As of June 30, 2005, there were no uninsured cash balances.

On July 20, 2005, the Company completed a share issue that raised $9,800 of equity capital for the Company, increasing the Company's cash balance to $14,576 as of July 26, 2005.

Mustang's entire property base consists of undeveloped raw land.  Exploration and surveying has not yet been initiated, and to our knowledge, the property has never been mined.  Further exploration is essential to determine what amount of minerals, if any, exist on our properties and, if any minerals which are found can be economically extracted and profitably processed.

We must explore for and find mineralized material and determine if it is economically feasible to remove the mineral reserves.  Economically feasible means that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material.  We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty.  Ungranted minerals are commonly known as Crown minerals.  Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located.  In the case of the Company's property, that is the province of British Columbia.  In the 19th century the practice of reserving the minerals from fee simple Crown grants was established.  Legislation now ensures that minerals are reserved from Crown land dispositions.  The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants.  Most privately held mineral titles are acquired directly from the Crown.  The Company's four properties, JC1 - JC4 inclusive, are examples of such acquisitions.  Accordingly, fee simple title to the Company's properties resides with the Crown.  The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act.  The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

According to the Mineral Tenure Act of British Columbia, a mineral claim may be held for one year and thereafter from year to year.  In order to maintain a mineral lease the holder of the lease must, on or before the anniversary date, spend $100 CAD, or approximately $80 USD, each year per unit leased during the first three 1 year terms; and $200 CAD, or approximately $160 USD, each year per unit for subsequent 1 year terms.  The required expenditure can be in the form of expenditures on exploration or can be in the form of a direct payment to the Province of British Columbia.  If in any year, the required exploration work expenditure is not completed and filed with the Province prior to the lease expiry date, or if a payment is not made to the Province of British Columbia in lieu of the required work prior to the lease expiry date, the mineral claims will lapse.  A maximum of ten years of work credit may be filed on a claim.

Mustang's four mineral leases each consist of 20 units for a total of 80 units.  The JC1, 2, 3 and 4 leases expire on February 19, 2005.  The extension of these four leases for another 1 year period therefore requires an expenditure of $8000 CAD or approximately $6,400 USD for exploration work, plus a payment of a recording fee for each claim, or a direct payment of the same amount to the Province of British Columbia.

There is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.  The property is unencumbered and there are no competitive conditions which affect the property.  To date we have not performed any work on the property and we cannot guarantee that a commercially viable mineral deposit or reserve exists in the property until exploration is done and a comprehensive evaluation concludes economic feasibility, based on prevailing and projected mineral prices.

Mustang's Properties

The JC1, JC2, JC3 and JC4 Claims

The JC1, JC2, JC3 and JC4 claims are not producing properties.  They are all currently dormant.  No revenue from mining operations has ever been generated from any of these claims.

The JC claims were originally staked on February, 2004 and subsequently re-staked in February 2005, and consist of the following mineral claims, located within the Nelson Mining District:

Claim Name	Tenure Number	Area	Record Date	Expiry Date
		(hectares)

JC1	507555	525.398	02/20/05	02/20/06
JC2	507554	525.401	02/20/05	02/20/06
JC3	507553	525.616	02/20/05	02/20/06
JC4	507552	525.610	02/20/05	02/20/06

The British Columbia Mineral Tenure Act generally requires all claimholders to be Canadian residents or Canadian corporations amongst other conditions.  We believe the additional costs of incorporating a Canadian subsidiary and the additional associated fees and administrative costs are unwarranted at this time.  In order to minimize fees, the JC claims are registered with the Province of British Columbia in the name of Terry G. Cook, Mustang's President, and are held in trust for Mustang Resources Inc. by Mr. Cook.  A Declaration of Trust, executed by Mr. Cook on February 20, 2005, declares that he holds the mineral claims in trust for the Company and will deliver full title on demand to Mustang Resources Inc. for as long as the claims are in good standing with the Province of British Columbia.  The Declaration of Trust also specifies that Mr. Cook has no interest in the mineral claims other that that of a bare trustee.  All rights in respect of the mineral claims and any distributions whether income or capital and whether in cash or otherwise, do not in any manner belong to Mr. Cook but are the property of Mustang Resources Inc.  In the event that we find mineralized material and the mineralized material can be economically extracted, we intend to form a wholly owned British Columbia subsidiary corporation.  Mr. Cook will then convey title to the JC claims to the wholly owned subsidiary corporation.

Location of and Access to the JC Claims

The JC1, 2, 3 and 4 claims are Four-Post Mineral claims located 25 kilometers east-southeast of Nelson in southeastern British Columbia and 8 kilometers due west of Drewey Provincial Park.  The claims are situated on a ridge between Seeman Creek and Hughes Creek, both of which are east flowing tributaries of Midge Creek, at an elevation of 1900 meters.  The properties are centered on latitude 49 degrees  24 minutes N and longitude 116 degrees 58 minutes W.

Access to the claims is gained by approximately 30 km of paved road (Highway 6) south of Nelson, 30 km of logging roads along Porcupine, Cultus and Laib Creeks and 6.5 km of four wheel roads.

Topography and Physiography

Overall topography is moderate to steep with terrain rising at overall 30 degrees from 1189 meters in Seemans Creek to a maximum of 2300 meters on the broad rolling ridge on which the Legal Corner Post rests.  Forest cover is generally moderate to sparse at upper elevations but increasingly thick underbrush is present at lower elevations with vegetation including birch, spruce and minor hemlock and cedar.

Property History

Previous staking and work on the JC1, 2, 3, and 4 claims has been limited, consisting of the following:

The area was prospected intermittently in the late 1890's up to approximately 1935.

No further property work was undertaken until 1980 when the claim holder carried out detailed sampling of accessible surface on top of the ridge east of the Legal Corner Post of the JC claims.  Limited detailed geological mapping, using electro magnetic surveying techniques and a soil geochemical survey was also done covering a small area of 1.6 sq. kilometers.

A subsequent claimholder explored the same area in 1984 and 1985 and constructed 8 km of access roads, 72.5 km of survey grid and undertook an electro magnetic geophysical survey over the northern third of the grid.  The claimholder isolated several geochemical anomalies downslope to the Northwest along the present boundary of the JC 1 & 2 but none of these were followed up.

Recently an additional area of the limited geochemical sampling was completed along the eastern ridge sloping towards Hughes Creek but again no follow-up and the claims were allowed to lapse.

Regional Geology

The JC1, JC2 JC3 and JC4 properties are located near the southern end of the Kootenay Arc, a complexly deformed, northern trending belt of metasedimentary and metavolcanic rocks of Proterozoic and Early Paleozoic age.  The arc is extensively intruded by granitic plutons and stocks of Jurassic and Cretaceous age.  In the general vicinity of the property, regional stratigraphy becomes progressively younger from east to west.

Property Geology

Geologic mapping of the majority of the JC1, JC2, JC3, and JC4 claims has not, apparently, been undertaken.  Regional geologic maps indicate that a major, north-northeast trending fault bisects the property.  To the east of this fault, the property is underlain by Windermere Supergroup rocks of the Upper Proterozoic - Lower Paleozoic age.  The basal unit of the Windermere is a distinctive conglomerate of the Toby Formation, which is overlain by mafic volcanic tuffs and greenstones of the Irene Volcanic Formation.  Upper Windermere rocks consist of the Monk Formation (phyllites and a gray limestone horizon overlain by quartzites, grits and conglomerate of the Three Sisters Formation).  The Monk Formation and the Three Sisters Formations were grouped by previous workers as the Horsethief Creek Group.  To the west of the major fault, Hamill Group rocks of Lower Cambrian age consist of quartzites and mica schists with thin marble and conglomerate horizons.

Detailed geological maps will be completed for all four of the JC mineral claims and should graphically communicate vast amounts of geologic information. They are to a geologist the equivalent of blueprints to an architect.  These maps will display three-dimensional features on a flat piece of paper, depicting the relative age, composition, and relationships among rocks and sediments and will be printed on a base map, which will show topography, roads, rivers etc. to allow our consultants to accurately determine their location. A detailed geological map would include cross sections that reveal the structure or arrangement of rocks below the Earth's surface which is particularly important in assessing the potential for the presence of mineral resources.

Previously completed geological mapping in the vicinity of the JC claims indicate that the stratigraphy and structure of the Windermere Super Group is considerably more complex than indicated by regional maps.  The most common rock type in the area is a quartz-sericite schist which was probably originally an impure quartzite.  Lenses of volcanic greenstone and mature quartzite are present within the schists but it is uncertain if these represent original stratigraphic lenses or are repetitions created by tight to isoclinal folding.  Grey weathering marble horizons are also present as apparently discontinuous lenses.

Lithologic contacts generally trend north to northeast with steep to moderate westerly dips which are subparallel to a pervasive schistosity.  The Windermere rocks are cut by complex dikes, sills and plugs of quartz diorite of probable Cretaceous age.  The intrusive rocks are equigranular to weakly porphyritic and are variably altered by shear zones which are most probably related to mineralization.

Our Proposed Exploration Program

We intend to implement an exploration program and intend to proceed in the following two phases:

JC Project: Phase 1

The JC Properties were staked to cover the bottom of a succession of geological layers or strata called the Horsethief Creek Group (Monk Formation) at the gradational contact between it and the underlying upper part of the Irene Volcanic Formation.  This location is interesting as this transition is the ideal potential location for what is called a SEDEX (Sedimentary Exhalative) deposit.  The volcanics as the last stages of volcanism exhale hot mineral rich brines into the over lying sediments; these minerals are then precipitated out of the brine and into the sediment.  This type of volcanic exhalation (Black Smokers) can be seen today on the Juan De Fuca Ridge off the coast of British Columbia.

The mineralization we are looking for is a stratabound massive to semi-massive sulphide horizon, carrying varying proportions of arsenopyrite, pyrite, barite, galena, sphalerite. chalcopyrite, pyrrhotite and valleriite.

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites.  When the research is completed, our initial work will be augmented with prospecting over the entire claim block and geologic mapping on a initial scale of 1:5000 covering 500m on either side of the north-south boundary between the JC1,2 and JC-3,4 in the central part of the claim block. Detailed geological maps should graphically communicate important geologic information. They are to a geologist the equivalent of blueprints to an architect.  These maps will display three-dimensional features on a flat piece of paper, depicting the relative age, composition, and relationships among rocks and sediments and will be printed on a base map, which will show topography, roads, rivers etc. to allow our consultants to accurately determine their location. A detailed geological map would include cross sections that reveal the structure or arrangement of rocks below the Earth's surface which is particularly important in assessing the potential for the presence of mineral resources.

This area where our geological mapping will be concentrated is where the strata boundary is believed to be located. Additional exploration will consist of VLF-EM geophysical surveys and soil geochemical testing to isolate areas of potential mineralization.  VLF-EM is a very low frequency electromagnetic survey method that uses transmitted signals and instruments that measure changes in the propagating wave fronts as they move through geologic material.  VLF/EM methods are ideal for locating fractures, faults, and conductive overburden depths.

If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin detailed geophysical surveys and trenching areas of interest.  The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling.

Upon a thorough analysis of the data collected in Phase 1, we will decide if the property warrants proceeding to Phase 2.

Phase 1 will take about 5 months and cost up to $35,000.

JC Project: Phase 2

Trenching is undertaken to remove the overburden and expose the continuity and extent of mineralization on the surface.  Trenches are generally approximately 150 ft. in length and 10-20 ft. wide.  These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area.  They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations.  Once excavation of a trench is completed, the trench is geologically mapped and mineralized samples are taken and then analyzed to ascertain the grade and economic potential of the zone.  This careful interpretation of this available data collected from the various tests will aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

An initial examination of the underground characteristics of the vein structure of the JC properties that was identified by Phase 1 of exploration will be undertaken.  Phase 2 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body and testing any mineral deposits of potential economic importance.  The methods employed are more extensive trenching, more advanced geophysical work and diamond drilling.

Phase 2 will take about 7 months and will cost approximately $105,000.

Depending upon the results of our 2 phase exploration program, Company management will consider additional diamond drilling on the JC properties and, if warranted, underground testing and bulk sampling.  Additional diamond drilling would define the extent, structure, grade and tonnage of the deposit.

Bulk Sampling involves constructing an adit and tunnel to access and assist in the removal of a sample of mineralized ore for testing.  Later, the tunnel can be used for mining access.

Exploration Program Cost Estimates

The breakdown of estimated times and dollars for each phase was made by Mustang's Board of Directors.

We do not intend to interest other companies in the property if we find mineral reserves.  We intend to try to develop the reserves ourselves.  If we are unable to complete any phase of exploration because we do not have enough money, we will cease operations until we raise more money.  If we cannot or do not raise more money, we will cease operations.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success.  That is because we have a piece of raw land and we intend to look for minerals.  We may or may not find any mineralized material and it is impossible to predict the likelihood of such an event at this stage of Mustang's development.

We will not move on to a subsequent phase until the phase we are working on is completed.  We do not have any plan to take the Company from phase 2 exploration to revenue generation as it is impossible to project revenue generation at this stage.

Competitive Environment

The gold mining industry is fragmented.  We compete with other exploration companies looking for gold deposits.  We are an infinitely small participant in the gold mining market.  However, while we compete with other exploration companies, there is no competition for the exploration or removal of mineral from the JC claims.

We hold no material patents, licenses, franchises or concessions.

Codes & Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation.  This act sets forth rules for locating claims, posting claims, working claims and reporting work performed.

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals.  We must comply with these laws to operate our business.  Compliance with these rules and regulations will not adversely affect Mustang's operations but may have a significant impact on the costs of carrying out our exploration program.

Environmental Legislation

As a mineral exploration company, Mustang is subject to the Health, Safety and Reclamation Code for Mines in British Columbia.  This code deals with environmental matters relating to the exploration and development of mining properties and aims to protect the environment through a series of regulations affecting health and safety, archaeological sites and exploration access.

Mustang is responsible for providing a safe working environment, to not disrupt archaeological sites, and to conduct its activities in a manner that minimizes unnecessary damage to the property.

To comply with environmental laws, Mustang will secure all necessary permits prior to commencing exploration.  If development is warranted on the property, we will file final plans of operation before we start any mining operations.  We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation.  No endangered species will be disturbed.  Restoration of the disturbed land will be completed according to law.  All holes, pits and shafts will be sealed upon abandonment of the property.  It is difficult to estimate the cost of compliance with environmental laws since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Inspectors for the B.C. Mining Division determine on a case-by-case basis the amount of any bond or other form of security that an exploration company must put up to ensure compliance with government remediation requirements.  Remediation refers to the process of returning the lands to their original state.  It is an important and potentially costly responsibility.  If any of Mustang's properties are abandoned subsequent to any physical activity, such as trenching taking place, then by the terms of the Mineral Tenure Act of British Columbia, Mustang is responsible for remediation of the lands involved.

While the cost of any bond required cannot be precisely estimated, until a detailed work program is finalized and reviewed by the Mining Division, the history of bonding requirements in the Nelson Mining Division would suggest that if government inspectors required the posting of a bond, the cost of such a bond would likely be a minimum of $900 up to a maximum of $3,500.  The time and costs involved in having the Company's properties inspected by inspectors for the B.C. Mining Division and a rough estimate of the cost of a bond that might have to be posted forms part of our estimate of time and costs for phases 1 and 2.

Mustang is in compliance with the Act and will continue to comply with the Act in the future.  We believe that compliance with the Act will not adversely affect our business operations but may represent a significant part of our cost structure.

Employees

Mustang is presently managed by Terry G. Cook and Cam Dalgliesh, our officers and directors.  Neither have employment agreements with us.  Mr. Cook devotes approximately 10% of his time to our operations and Mr. Dalgliesh devotes approximately 5% of his time to our operations.  At present, we have no full or part-time employees.  Mustang does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.  We intend to use the services of subcontractors for manual labor exploration work on our properties.  There are presently no personal benefits available to any employees.

Shareholder Communication

We will be required to file reports with the SEC under section 15(d) of the Securities Act following completion of this registration.  The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.  The reports will be filed electronically.   Mustang will not be required to furnish you with an annual report and will not be voluntarily sending an annual report.  Our annual reports will include audited financial statements.  Shareholders wishing to receive an annual report may request one by contacting our principal executive offices.

The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the SEC website is www.sec.gov.  Shareholders may also read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Item 17.  Management's Discussion and Analysis or Plan of Operation

The information in this Management's Discussion is current as of July 26, 2005.

Forward-looking Statements

Some discussions in this filing may contain forward-looking statements and be prospective in nature.  Such forward-looking statements reflect management's beliefs and assumptions and are based on information currently available to management.  Forward-looking statements are statements that express our goals, beliefs, plans, current expectations or other statements regarding matters that are not historical facts.  Forward-looking statements are often identified by words such as "believes", "anticipates", "expects", "estimates" and similar expressions, or words which, by their nature, refer to future events.  The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in such statements.

Such factors include, among others, the following:  local, national and international general economic and market conditions; the ability of the Company to attract equity capital; the ability of the Company to implement our proposed exploration program and the success thereof; existing government regulations and changes in, or the failure to comply with, government regulations; changes in business strategy or development plans; the ability to attract and retain qualified personnel; and other factors referenced in this and previous filings.

Given these uncertainties, readers of this Form 10-SB are cautioned not to place undue reliance on such forward-looking statements.  The Company disclaims any obligation to update any such factors or to publicly release the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Overview

Mustang Resources Inc. is an exploration stage company engaged in the exploration of our mineral claims for gold.  We were incorporated in November 1998 in the State of Nevada as Canadian Northern Lites (Nevada) Inc.  On December 15, 2003, we changed our name to Mustang Resources Inc. and focused our attention to the acquisition of mineral properties for exploration.  In February 2004, we staked four mineral claims in the Nelson Mining District of British Columbia, Canada, acquiring a 100% interest in these four claims, known as the JC1, JC2, JC3 and JC4 mining claims.  Our plan of operation is to explore these properties for gold reserves by implementing a two phase exploration program.

We are not associated or affiliated in any way with Mustang Resources Inc. of 101 - 10th Street NW, Calgary, Alberta, Canada,  T2N 1V4, a company that operates in the oil and gas industry in Canada, and whose shares were traded on the Toronto Stock Exchange under the symbols MUS.A and MUS.B until July 2005 when the company merged with two other companies to form Thunder Energy Trust.

We have not earned any revenue to date and have limited capital.  We will need to raise additional capital within the next 12 months to continue operations and to implement phase one of our exploration program.

The acquisition of mining claims within the mining industry is intensely competitive.  We are a very small company with limited resources. Many mining companies have significantly more resources to evaluate and acquire mineral claims.  However, with respect to our claims, there is no competition for minerals on our properties.

Plan of Operation

Our plan of operation is to conduct mineral exploration on our four JC mineral claims in order to determine if our properties contain any commercially viable gold reserves.  In consultation with our geologist, Mr. William E. Lumley, B. Sc., Mustang has developed a two phase exploration program to explore our properties for gold deposits.  We have not started phase 1 and do not plan to start until we obtain additional capital.  None of our properties contain any known commercially viable gold reserves.

Our geologist, Mr. Lumley, assisted Mustang in the research and staking of our properties, and with developing our two phase exploration program.  Mr. Lumley is a consulting geologist residing in Vancouver, B.C., Canada and has been practicing his profession for the past 25 years in Canada, United States and internationally.  Mr. Lumley graduated from the University of Waterloo, Ontario, Canada with a Bachelor of Science Degree in Geology.  The Company has no contractual arrangement with Mr. Lumley, professional geologist.  Rather, Mr. Lumley performs consulting services for the Company, if, as and when required, and is compensated in hourly fees, paid in cash.

Phase 1 will begin with research, geologic mapping, geophysical surveys and soil geochemical testing of our claims to isolate areas of potential mineralization.  If any apparent mineralized zones are identified and narrowed down to a specific area by the studies, we will begin detailed geophysical surveys and trenching areas of interest.  The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling.  Following a thorough analysis of the data collected in Phase 1, we will decide if the property warrants proceeding to Phase 2.  Phase 1 will take about 5 months and cost up to $35,000.

Phase 2 will involve an examination of the underground characteristics of the vein structure of the JC properties that were identified by Phase 1 of exploration.  Phase 2 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body and testing any mineral deposits of potential economic importance.  The methods employed are more extensive trenching, more advanced geophysical work and diamond drilling.  Phase 2 will take about 7 months and will cost approximately $105,000.

Management periodically reviews our exploration program and results with the assistance of mining professionals.  Decisions to abandon, reduce or expand exploration efforts are based upon many factors including general and specific assessments of mineral deposits, the likelihood of increasing or decreasing those deposits, land costs, estimates of future mineral prices, potential extraction methods and costs, the likelihood of positive or negative changes to the environment, permitting, taxation, labor and capital costs.

The Company estimates that it will require $13,000 over the next twelve months to fund its current liabilities, general and administrative expenses and to retain title to its mining claims for another year.  The Company will require an additional $35,000 to implement phase 1 of its exploration program for a total cash requirement over the next twelve months of $48,000.  As of July 26, 2005, including the net proceeds of $9,800 from our share issue on July 20, 2005, Mustang had cash on hand of $14,576.  We do not plan to proceed with phase 1 until we obtain the capital required to complete phase 1.  We intend to raise cash to fund our general and administrative expenses and to fund our our exploration program by the issuance of our common stock to third party investors.  The Company has not explored any third party debt financing options or other sources of external financing and does not plan to in the foreseeable future.  Proceeds from the sale of our stock will be applied first to our general and administrative expense requirements and secondly to our exploration program.

There is no assurance that we will be able to raise enough money from the sale of stock to third party investors to implement either our exploration plan or fund our general or administrative expenses for the twelve months.  In the event that we are not able to raise the required capital to fund our general and administrative expenses for the next twelve months from the sale of stock to third party investors, we expect that Hudson Capital Corporation ( a company controlled by Mustang's president) will continue to advance the required funds either in the form of cash advances or by purchase of stock as it has since Mustang's inception.  If we cannot obtain the funds required to complete Phase 1, we will have to suspend our exploration program.  If we are unable to obtain the funds required to pay our general and administrative expenses, we will have to suspend or cease operations.

Future equity financing may result in substantial dilution to purchasers.

We have not generated any revenue and are dependent upon obtaining financing to fund our operating expenses and to pursue any exploration activities. For these reasons our auditors stated in their report dated February 28, 2005, that they have substantial doubt we will be able to continue as a going concern.

We plan to retain future earnings, if any.  We have very limited resources and do not anticipate paying dividends on our common stock for the foreseeable future.

As we are an exploration stage company and have no end products, we have not conducted any product research or product development and have no plans to conduct any product research or product development over the next fiscal year.

Mustang is presently managed by Terry G. Cook and Cam Dalgliesh, our officers and directors.  At present, we have no full or part-time employees and do not foresee any significant changes in the number of employees.  Our plan is to hire outside consultants or firms to implement our exploration program.  We do not have any plans to purchase any plant or any significant equipment.

In August 2004, the Board of Directors adopted a Code of Ethics for the Company's Officers and Directors.  A copy of the Code of Ethics is included as Exhibit 14.1.

On October 1, 2004, the Board of Directors of Mustang Resources Holdings Inc. unanimously adopted a resolution setting the close of business on October 3, 2004 as the record date to effect a two-for-one forward stock split (2 new shares for 1 old share), consistent with the approvals obtained from stockholders holding 960,001 (100% of outstanding common stock) shares of common stock.  The authorized number of common shares is not changed by the forward split and will remain at 160,000,000 common shares with a par value of $0.001. On October 3, 2004, following the forward split, there were a total of 1,920,002 shares of common stock outstanding.

On December 16, 2004, the Company re-appointed Telford Sadovnick, P.L.L.C. as their independent auditors for the fiscal year ending December 31, 2004.

Terry G. Cook, the Company's President and a director, is associated with Western Gems Inc., a private company that was engaged in the exploration of its mineral claims in British Columbia, Canada for opal gemstones.  Consequently, there are potential inherent conflicts of interest in Mr. Cook acting as an officer and a director for both companies.  To address this inherent potential conflict of interest, Mustang entered into an agreement with Western Gems Inc., dated May 5, 2005, defining exclusive mineral claim registration areas of a 100 mile radius surrounding each company's core mineral claims, and, defining joint first refusal rights for a 50% undivided interest in any claim staked and registered by the other company for mineral claims staked and registered outside of their core mineral claim areas.  A copy of this agreement is filed as Exhibit 10.7.  A previous similar agreement between Cougar Holdings Inc. and Mustang was terminated on May 5, 2005 when Cougar Holdings Inc. transferred its WC1 and WC2 mineral claims to Western Gems Inc.

Liquidity and Capital Resources

Since our inception, the Company has been financed from advances from Hudson Capital Corporation, a company controlled by Terry G. Cook, the President of Mustang.  At June 30, 2005, this related party payable was $15,351 compared to $14,594 at our fiscal year end on December 31, 2004 and $11,494 at December 31, 2003.  This debt is unsecured, accrues no interest and has no fixed terms of repayment.  On March 10, 2005, Hudson Capital Corporation agreed not to demand payment of any of the Company's related party payables until July 15, 2007.

There are no preliminary agreements or understandings between Mustang Resources and its officers and directors, affiliates or lending institutions with respect to any loan agreements, other than the related party payable owing to Hudson Capital Corporation.

During the fiscal year ended December 31, 2001, the Company extinguished $4,800 of debt owing to Hudson by issuing 1,920,000 common shares (after adjustment for the two-for-one forward stock split in October 2004) of the Company to two creditors of Hudson, on the instructions of Hudson.  One of the creditors who received 1,280,000 shares was Mr. Terry G. Cook, President and Director of the Company and also the President, Director and major shareholder of Hudson.  The other Hudson creditor who received 640,000 shares is Nancy L. Cook, the spouse of Mr. Terry G. Cook, who, as a result of this share issuance, became a related party of the Company.  For this share issue, we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issue.

The following table highlights our recent cash and working capital positions:

	As of	As of	As of
	June 30, 2005	Dec. 31, 2004	Dec. 31, 2003

Cash	$4,776	$4,776	$10,000

Working Capital	$776	$776	$5,000

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

Results of Operations

We have not earned any revenues to date.  We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties.  We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially viable levels of mineral resources on our properties or that we will enter into further substantial exploration programs or production if such deposits are discovered.

The following table highlights our recent operating results:

	For the	For the	For the
	Six Months	Year	Year
	Ended	Ended	Ended
	June 30, 2005	Dec. 31, 2004	Dec. 31, 2003

REVENUE	$0	$0	$0

EXPENSES
General and
administrative
expenses	$73	$4,329	$5,399
Property expenses	$684	$2,995	$0

NET (LOSS)	$(757)	$(7,324)	$(5,399)

Variation in Operating Results

None of our properties are yet in production, and consequently, the properties do not produce any revenue.  As a result, we expect our losses to continue.

Inflation

Our results of operations have not been significantly affected by inflation.   Management does not expect inflation to have a material impact on our operations in the future.

Significant Uncertainties

There is no assurance that the properties contain any gold reserves.  It is also uncertain whether we can finance the exploration of our properties.  Mineral exploration projects are subject to numerous regulatory requirements, as well as economic uncertainties.  There is no assurance that any of our properties will prove to be profitable.

Possible Dilution to Shareholders

Our plan of operation calls for us to finance business expansion and acquisitions by issuing securities.  Any issue of stock or securities convertible into common stock could result in significant dilution to present and prospective holders of our common shares.

Securities Market Risk and Penny Stock Risk

Mustang's stock is subject to "penny stock" rules as defined in the 1934 Securities and Exchange Act rule 3151-1.  The Securities & Exchange Commission regulates broker-dealers transactions in penny stocks.  Penny stocks, with some exceptions, are equity securities with a price of less than $5.00.  Penny stock rules require a broker-dealer to deliver to a prospective purchaser a standardized disclosure document that provides information about penny stocks and the risks of the penny stock market.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Bid and offer quotations, and broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting a transaction.  The broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement.  In addition, the disclosure requirements above may reduce trading activity in the secondary market for penny stocks.

Transaction costs with purchases and sales of penny stocks are likely to be higher than those for other securities.

Fluctuations in our quarterly operating results may cause our stock price to decline.

Recent Accounting Pronouncements

In May, 2003, the FASB issued Statement of Financial Accounting Standards No. 150, ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity."  SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  The requirements of SFAS 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract.  SFAS 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS 150 and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  The Company has determined that the adoption of SFAS 150 does not have an impact on its results of operations or financial position.

In December 2003, the FASB revised Statement of Financial Accounting Standards No. 132 ("SFAS 132(R)"), "Employers' Disclosures About Pensions And Other Postretirement Benefits".  SFAS 132(R) revises employers' disclosures about pension plans and other postretirement benefit plans.  SFAS 132(R) does not change the measurement or recognition of those plans required by FASB Statements No. 87, "Employers' Accounting for Pensions", No.88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" or No. 106, "Employers Accounting for Postretirement Benefits Other Than Pensions".  FASB 132(R) retains the disclosure requirements contained in FASB Statement No. 132, "Employers' Disclosures about Pensions and other Postretirement Benefits", which it replaces.  It requires additional disclosures to those in the original SFAS 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans.  The required information should be provided separately for pension plans and for other postretirement benefit plans.  The Company has determined that the adoption of SFAS 132(R) does not have an impact on its results of operation or financial position.

In December 2003, the Financial Accounting Standards Board (the "FASB") issued revised FASB Interpretation No. 46 ("FIN 46(R)"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No 51", FIN 46(R) requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  FIN 46(R) is effective for all new variable interest entities created or acquired after December 31, 2003.  The Company has determined that the adoption of FIN 46(R) does not have an impact on its results of operations or financial position.

In a December 11, 2003 speech, the American Institute of Certified Public Accountants and Securities and Exchange Commission (the "SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore are valued as liabilities.  The SEC expressed that it expects registrants to disclose the effect on the financial statements of recognizing the rate-lock commitments as written put options for quarters commencing after March 15, 2004.  Additionally, the SEC recently issued Staff Accounting Bulletin No. 105 ("SAB 105") "Application of Accounting Principles to Loan Commitments".  SAB 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate.  The Company has determined that the adoption of SAB No. 105 does not have an impact on its results of operations or financial position.

In November 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, "to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006. The Company believes that it will not have a material impact on the Company's financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29".  This Statement amended APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The adoption of this Standard is not expected to have any material impact on the Company's financial position or results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment".  This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements.  The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees.  The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions.  The Statement replaces FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supercedes APB Opinion No. 25 "Accounting for Stock Issued to Employees".  The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007.  The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position or results of operations.

Item 18.  Description of Property

Mineral Claims

We have interests in four mineral claims which we may explore.  The four interests consist of a 100% interest in each of the JC1, JC2, JC3 and JC4 mineral claims located near the city of Nelson, British Columbia, Canada.  None of the properties contain a known commercially viable deposit suitable for mining.  Details regarding our interests in mining properties are discussed in a previous item entitled Description of Business.

Office Facilities

Other than our mining claims, the Company does not own any other property.  Our offices are located at 1574 Gulf Rd. #1505, Point Roberts, WA, 98281 in an area comprised of approximately 200 square feet.  This office space is rented on a month to month basis and provided at no cost to the Company by its President and any resulting rent expense if the space were rented to the Company would be immaterial.  The Company considers the facilities adequate for its current purposes.

Item 19.  Certain Relationships and Related Transactions

Hudson Capital Corporation, a company controlled by Mustang's President, Terry G. Cook, has since our inception advanced funds to Mustang Resources Inc. for it's administrative and operating expenses.  There are no specific terms of repayment and no interest charged on these related party payables.

Mustang's long-term liabilities totaled $15,351 at June 30, 2005, all payable to Hudson Capital Corporation compared to $14,594 at December 31, 2004 and $11,494 at December 31, 2003, all payable to Hudson Capital Corporation.

Hudson has agreed not to demand payment of any of the Company's related party payables until July 15, 2007.  Correspondence from Hudson to Mustang confirming this deferral of payments until July 15, 2007 is attached as Exhibit 10.6.

During the fiscal year ended December 31, 2001, the Company extinguished $4,800 of debt owing to Hudson by issuing 1,920,000 common shares (after adjustment for the two-for-one forward stock split in October 2004) of the Company to two creditors of Hudson, on the instructions of Hudson.  One of the creditors who received 1,280,000 shares was Mr. Terry G. Cook, President and Director of the Company and also the President, Director and major shareholder of Hudson.  The other Hudson creditor who received 640,000 shares is Nancy L. Cook, the spouse of Mr. Terry G. Cook, who, as a result of this share issuance, became a related party of the Company.  For this share issue, we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issue.

Hudson Capital Corporation has provided office and management services from time to time to the Company at no charge since Mustang's inception.  There is no services contract between Hudson Capital and Mustang Resources.  Valuation and any charges for future services will be determined entirely by prevailing professional fees charged by third parties for such services, with the clear understanding that the fees charged by Hudson to Mustang shall be no less favorable to Mustang than if these services were provided by an independent third party.  Furthermore, any compensation to be paid to Hudson Capital for services rendered will be determined by the Board of Directors of Mustang Resources.

Other than as discussed above, Mustang Resources Inc. has not, since our date of incorporation, been or is to be a party in any transactions or proposed transactions that had or is to have a direct or indirect material interest with any of the following persons:

Any of our directors or officers;
Any person proposed as a nominee for election as a director;
Any person who beneficially owns, directly or indirectly, shares carrying more than 10%
     of the voting rights attached to our outstanding shares of common stock;
Any of our promoters, and;
Any member of the immediate family of any of the foregoing persons.

Item 20.  Market for Common Equity and Related Stockholder Matters

Market Information

There is no public trading market as the Company's common stock does not trade on any exchange or any OTC Bulletin Board.

We are not associated or affiliated in any way with Mustang Resources Inc. of 101 - 10th Street NW, Calgary, Alberta, Canada,  T2N 1V4, a company that operates in the oil and gas industry in Canada, and whose shares were traded on the Toronto Stock Exchange under the symbols MUS.A and MUS.B until July 2005 when the company merged with two other companies to form Thunder Energy Trust.

As of July 26, 2005, there were 2,018,002 shares of common stock outstanding.  There are no stock options, warrants, rights, conversion privileges or other similar rights which the listed beneficial owners or anyone else may acquire.  No shares have been offered nor proposed to be offered to the public.

A total of 1,920,002 shares are held by our Officers, Directors and Affiliates, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.

Holders

As of July 26, 2005, the shareholders' list for the Company's common shares showed 44 registered shareholders.

Dividends

The Company has not declared any dividends since incorporation, and does not anticipate that it will do so in the foreseeable future.  The present policy of the Company is to retain future earnings for use in its operation and expansion of its business.

There are no restrictions in our articles of incorporation or bylaws that prevent the Board of Directors from declaring dividends.  The Nevada Revised Statutes, however, do prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

1.  We would not be able to pay our debts as they become due in the usual course of business; or

2.  Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

The Company does not have any Equity Compensation Plans at this time.

Item 21.  Executive Compensation

No compensation has been paid to or accrued for any of our Officers or Directors since our inception.  We have not set aside or accrued any funds since our inception to provide pension, retirement or similar benefits for Executive Officers or Directors.

Long-Term Compensation - Not Applicable

Summary Compensation Table

The following table sets forth the compensation paid by us to our principal executive officer for fiscal years ending December 31, 2004, 2003 and 2002 and for the six months ending June 30, 2005.

SUMMARY COMPENSATION TABLE
		Annual compensation			Long-term compensation
					Awards		Payouts
Name and principal position	Year	Salary ($)	Bonus ($)	Other annual compen- sation ($)	Restricted stock award(s) ($)	Securities under- lying options/ SARs (#)	LTIP payouts ($)	All other compen- sation ($)
Terry G. Cook, President, CEO, Secretary, Treasurer and Director	2005 (6 months)	0	0	0	0	0	0	0

Terry G. Cook, President, CEO, Secretary, Treasurer and Director	2004	0	0	0	0	0	0	0

Terry G. Cook, President, CEO, Secretary, Treasurer and Director	2003	0	0	0	0	0	0	0

Cam Dalgliesh, Director	2003	0	0	0	0	0	0	0

Terry G. Cook, President, CEO, Treasurer and Director	2002	0	0	0	0	0	0	0

Cam Dalgliesh, Secretary and Director	2002	0	0	0	0	0	0	0

No compensation is payable to directors of the Company in connection with attendance at board meetings, except as to such directors who also serve as officers of the Company in capacities other than directors and/or officers.  At this time, no other compensation has been scheduled for any other member of the Board of Directors of officers of the Company.

 Future compensation of officers will be determined by the Board of Directors based upon financial condition and performance of the Company, the financial requirements of the Company, and upon individual performance of each officer.  The Board of Directors intends to insure that the salaries paid to the Company's officers and employees are reasonable and prudent and are based upon both the financial condition and performance of the Company and upon the performance of the individual officers.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Item 22.  Financial Statements

Part F/S

Item 1.  Audited Financial Statements (Year Ended December 31, 2004 and 2003)

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Expressed in United States Dollars)

DECEMBER 31, 2004 AND 2003

Mustang Resources Inc.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

Page

Report of Independent Registered Public Accounting Firm	1

Balance Sheets, December 31, 2004 and 2003	2

Statements of Operations	3

Statements of Changes in Stockholders' Deficiency, for the period
from inception on November 23, 1998 through December 31, 2004	4

Statements of Cash Flows	5

Notes to the Financial Statements	6-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Mustang Resources Inc.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Mustang Resources Inc. (Formerly Canadian Northern Lites (Nevada) Inc.), (An Exploration Stage Company) as at December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' deficiency and cash flows for each of the years then ended and for the period from inception on November 23, 1998 to December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mustang Resources Inc. (Formerly Canadian Northern Lites (Nevada) Inc.), (An Exploration Stage Company) as at December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the years then ended and for the period from inception on November 23, 1998 to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
February 28, 2005

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

BALANCE SHEETS
(Expressed in United States Dollars)

As at December 31,	2004	2003

ASSETS

CURRENT
Cash	$4,776	$10,000

TOTAL ASSETS	$4,776	$10,000

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$4,000	$5,000

	4,000	5,000

RELATED PARTY PAYABLE	14,594	11,494

TOTAL LIABILITIES	18,594	16,494

STOCKHOLDERS' DEFICIENCY

Capital Stock
Preferred stock, $0.001 par value;
40,000,000 shares authorized, no shares outstanding	-	-
Common stock, $0.001 par value;
160,000,000 shares authorized, 1.920,002
(2003 - 1,920,002) voting shares outstanding	1,920	1,920
Additional paid-in capital	2,881	2,881
Deficit accumulated during the exploration stage	(18,619)	(11,295)

TOTAL STOCKHOLDERS' DEFICIENCY	(13,818)	(6,494)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$4,776	$10,000

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)

	For the period
	from inception
	on November	For the year	For the year
	23, 1998 to	ended	ended
	December 31,	December 31,	December 31,
	2004	2004	2003

OPERATING EXPENSES
Mining property expenses	$2,995	$2,995	$-
General and administrative expenses	15,624	4,329	5,399

NET (LOSS)	$(18,619)	$(7,324)	$(5,399)

NET (LOSS) PER SHARE - BASIC		$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - BASIC		1,920,002	1,920,002

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
(Expressed in United States Dollars)

For the period from inception on November 23, 1998 through December 31, 2004

				Deficit
				accumulated
			Additional	during the
	Common Stock		paid-in	exploration
	Shares	Amount	capital	Stage	Total

Inception November 23, 1998

Common stock issued for
cash ($0.50 per share)	2	$-	$1	$-	$1
Net (loss)	-	-	-	(580)	(580)

Balance, December 31, 1999	2	-	1	(580)	(579)

Net (loss)	-	-	-	(1,305)	(1,305)

Balance, December 31, 2000	2	-	1	(1,885)	(1,884)

Common stock issued in
satisfaction of the related
party payable
($0.0025 per share)	1,920,000	1,920	2,880	-	4,800
Net (loss)	-	-	-	(3,787)	(3,787)

Balance, December 31, 2001	1,920,002	1,920	2,881	(5,672)	(871)

Net (loss)	-	-	-	(224)	(224)

Balance, December 31, 2002	1,920,002	1,920	2,881	(5,896)	(1,095)

Net (loss)	-	-	-	(5,399)	(5,399)

Balance, December 31, 2003	1,920,002	1,920	2,881	(11,295)	(6,494)

Net (loss)	-	-	-	(7,324)	(7,324)

Balance, December 31, 2004	1,920,002	$1,920	$2,881	$(18,619)	$(13,818)

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars)

	For the period
	from inception
	on November	For the year	For the year
	23, 1998 to	ended	ended
	December 31,	December 31,	December 31,
	2004	2004	2003

OPERATING ACTIVITIES
Net (loss)	$(18,619)	$(7,324)	$(5,399)
Increase in accounts payable and
accrued liabilities	4,000	(1,000)	5,000

Net Cash Used For Operating Activities	(14,619)	(8,324)	(399)

FINANCING ACTIVITIES
Issuance of capital stock	1	-	-
Advances from related party	19,394	3,100	10,399

Net Cash Provided By Financing Activities	19,395	3,100	10,399

NET INCREASE (DECREASE) IN CASH	4,776	(5,224)	10,000

CASH, BEGINNING OF PERIOD	-	10,000	-

CASH, END OF PERIOD	$4,776	$4,776	$10,000

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION

Non-cash Financing Activity
Common stock issued in satisfaction of the
related party payable	$4,800	-	$-

Income Taxes Paid	$-	-	$-

Interest Paid	$-	-	$-

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 1 - NATURE OF BUSINESS

Mustang Resources Inc. (the "Company") was incorporated in the State of Nevada on November 23, 1998 as Canadian Northern Lites (Nevada) Inc. and changed its corporate name on December 15, 2003 to Mustang Resources Inc.  The Company was organized to explore mineral properties in British Columbia, Canada.

The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.  The Company has incurred operating losses since its inception, has a stockholders' deficiency, and no recurring sources of revenue.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through advances from related parties and issuance of its unregistered common stock.  There are no assurances, however, with respect to the future success of these plans.  The financial statements do not contain any adjustments, which might be necessary, if the Company is unable to continue as a going concern.

Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Enterprise

The Company's financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7, "Accounting and Reporting for Development Stage Enterprises," as it devotes substantially all of its efforts to acquiring and exploring mineral properties in British Columbia, Canada.  Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Income Taxes

Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

Net Income (Loss) Per Share

Statement of Financial Accounting Standards No. 128, "Earnings per Share", requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income and loss statements, for all entities with complex capital structures.  Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.  At December 31, 2004 and 2003, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

Regulatory Matters

The Company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health and safety, and environmental matters.  The Company's management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Exploration Costs

Exploration costs of mineral properties that do not add net realizable value to the properties are charged to operations as incurred.

Foreign Currency Translation

In accordance with the Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation," ("SFAS No. 52"), the United States dollar is considered the functional and reporting currency.

Transaction amounts denominated in foreign currencies are translated into United States currency at prevailing transaction date exchange rates.  Carrying values of foreign currency monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date.  Gains and losses from restatement of foreign currency monetary assets and liabilities are included in income.  For the fiscal years ended December 31, 2004 and 2003, the Company did not incur any foreign currency gains or losses.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

New Accounting Pronouncements

In May, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity".  SFAS No 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  The requirements of SFAS 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract.  SFAS 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS 150 and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  The Company has determined that the adoption of SFAS 150 is not expected to have an impact on its results of operations or financial position.

In December 2003, the FASB revised Statement of Financial Accounting Standards No. 132 ("SFAS 132(R)"), "Employers' Disclosures About Pensions And Other Postretirement Benefits".  SFAS 132(R) revises employers' disclosures about pension plans and other post-retirement benefit plans.  SFAS 132(R) does not change the measurement or recognition of those plans required by FASB Statements No, 87, "Employers' Accounting for Pensions", No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits" or No. 106, "Employers Accounting for Post-retirement Benefits Other Than Pensions".  FSAS 132(R) retains the disclosure requirements contained in FASB Statement No. 132, "Employers' Disclosures about Pensions and other Post-retirement Benefits", which it replaces.  It requires additional disclosures to those in the original SFAS 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit post-retirement plans.  The required information should be provided separately for pension plans and for other post-retirement benefit plans.  The Company has determined that the adoption of FSAS 132(R) does not have an impact on its results of operations or financial position.

In December 2003, the Financial Accounting Board (the "FASB) issued revised FASB interpretation No. 46 (FIN 46(R)"), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51".  FIN 46(R) requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  FIN 46(R) is effective for all new variable interest entities created or acquired after December 31, 2003.  The Company has determined that the adoption of FIN 46(R) does not have an impact on its results of operations or financial position.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

New Accounting Pronouncements (Cont'd)

In a December 11, 2003 speech, the American Institute of Certified Public Accountants and Securities and Exchange Commission (the "SEC") expressed the opinion that rate-lock commitments represent written put options, and therefore are valued as liabilities.  The SEC expressed that it expects registrants to disclose the effect on the financial statements of recognizing the rate-lock commitments as written put options for quarters commencing after March 15, 2004.  Additionally, the SEC recently issued Staff Accounting Bulletin No. 105 ("SAB 105") "Application of Accounting Principles to Loan Commitments".  SAB 105 clarifies the SEC's position that the inclusion of cash flows from servicing or ancillary income in the determination of the fair value of interest rate lock commitments is not appropriate.  The Company has determined that the adoption of SAB No. 105 does not have an impact on its results of operations or financial position.

In November 2004, the FASB issued Statement of Financial Accounting Standards 151 "Inventory Costs".  This Statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, "to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage).  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.  The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006.  The Company has determined that the adoption of SFAS 151 does not have an impact on its results of operations or financial position.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29".  This Statement amended APB Opinion 29 to eliminate the exception of non-monetary exchanges of similar productive assets and replaces it with a generally exception for exchanges of non-monetary assets and do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  The Company has determined that the adoption of SFAS 153 does not have an impact on its results of operations or financial position.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment".  This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements.  The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees.  The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions.  The Statement replaces FASB Statement No. 123 "Accounting for Stock-Based Compensation" and supercedes APB Opinion No. 25 "Accounting for Stock Issued to Employees".  The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2007.  The Company has determined that the adoption of SFAS 123 (revised 2004) does not have an impact on its results of operations or financial position.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Fair Values of Financial Instruments

The carrying amounts of financial instruments, including cash, accounts payable and accrued liabilities, and related party payable approximate their fair values as of December 31, 2004 and 2003.

Concentration of Risk

The Company maintains its cash accounts in one commercial bank, Sterling Savings Bank.  The Company's cash accounts are in a business checking account, which is insured by the Federal Insurance Corporation for up to $100,000.  As at December 31, 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5, "Reporting the Costs of Start-up Activities", which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on November 23, 1998 to December 31, 2004.

NOTE 3 - MINERAL PROPERTIES

The Company staked four mineral claims on February 19, 2004. These claims are known as the JC1, JC2, JC3 and JC4 Mineral Claims and are located in the Nelson Mining Division of British Columbia.

Title to mineral properties involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties.  The Company has investigated title to all its mineral properties and, to the best of its knowledge, title to all of its properties is in good standing and unencumbered.

As of December 31, 2004, the Company has a 100% interest in four mineral properties known as the JC1, JC2, JC3 and JC4 Mineral Claims located in the Nelson Mining Division, Province of British Columbia, administered by the Mineral Titles Branch, Ministry of Energy and Mines of the Province of British Columbia, Canada.  These four claims expire on February 19, 2005.  In connection with staking or establishing the claims, the Company incurred costs totaling $2,995 for the year ended December 31, 2004 that is reflected in the Company's operating expenses.  None of the Company's properties contain a known commercially viable deposit suitable for mining.

Subsequent to December 31, 2004, in February 2005, the Company re-staked the JC1, JC2, JC3 and JC4 and recorded these claims with the Ministry of Energy and Mines, Province of British Columbia.  The tenures for these re-staked claims expire on February 20, 2006.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 4 - INCOME TAXES

(a)	Income tax provision

	The provision for income taxes differs from the result which would be obtained by applying the statutory income tax rate of 34% (2003 - 34%) to income before income taxes. The difference results from the following items:
		2004	2003

	Computed expected (recovery of) income taxes	$(2,490)	$(1,836)
	Increase in tax resulting from:
	Increase in valuation allowance	(2,490)	1,836)

	Total income tax operating loss carry forward	$-	$-

b)	Significant components of the Company's deferred income tax assets are as follows:

		2004	2003

	Net income tax operating loss carry forward	$18,618	11,295
	Statutory tax rate	34%	34%
	Deferred income tax asset	6,330	3,840
	Valuation allowance	(6,330)	3,840)

		$-	$-

c)	The Company has incurred operating losses and approximately $18,619 which, if unutilized, will expire through to 2024. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements, and have been offset by a valuation allowance. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carryforwards:
			Expiration date of
			income tax operating
		Net loss	loss carryforwards

	1999	$580	2019
	2000	1,305	2020
	2001	3,787	2021
	2002	224	2022
	2003	5,399	2023
	2004	7,324	2024

	Total income tax operating loss carry forward	$18,619

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 5 - RELATED PARTY TRANSACTIONS

Certain transactions of the Company involve Hudson Capital Corporation ("Hudson"), a company  having directors, officers and/or principal shareholders in common with the Company. Transactions  with related parties have occurred in the normal course of operations and are measured in the  exchange amount, which is the amount of consideration established and agreed by the related  parties.

The Company's operations have been financed mainly through advances from Hudson. During the fiscal year ended December 31, 2001, the Company extinguished $4,800 of debt owing to Hudson  by issuing 1,920,000 (after adjustment for the two-for-one forward stock split in October 2004)  common shares of the Company to two creditors of Hudson, on the instructions of Hudson. One of  the creditors who received 1,280,000 shares was Mr. Terry G. Cook, President and Director of the  Company and also is the President, Director and major shareholder of Hudson. The other Hudson  creditor who received 640,000 shares is the spouse of Mr. Terry G. Cook and, as a result of this  share issuance, became a related party of the Company. In addition to the transactions described  in Note 6, the following table schedules the Company's transactions with Hudson:

	For the period
	from inception	For the year	For the year
	on November 23, 1998	ended	ended
	to December 31,	December 31,	December 31,
	2004	2004	2003

Beginning balance	$-	$11,494	$1,095
Advances	19,394	3,100	10,399
Repayment	(4,800)	-	-

Ending balance	$14,594	$14,594	$11,494

Hudson has provided office and management services to the Company since its inception.  The balance in the related party payable consists of amounts paid by Hudson on the Company's behalf to fund operating activities, or funds advanced to the Company by Hudson.  These amounts are unsecured, do not bear interest and have no fixed date of repayment.  Hudson has agreed not to demand payment on any of the amounts prior to January 15, 2006.

NOTE 6 - CAPITAL STOCK

Authorized

The total number of shares which the Company shall have authority to issue is 200,000,000 of which 40,000,000 shall be Preferred Stock of par value $0.001 per share and 160,000,000 shall be Common Stock of par value of $0.001 per share.  The authorized capital for both Preferred and Common Stock may be issued in one or more series or classes with the voting rights to be determined by the Board of Directors at the time of issue.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 6 - CAPITAL STOCK (Cont'd)

Common Stock Issued for Cash

As at December 31, 2004, the Company has only issued voting Common Stock.  The Company was initially capitalized at its inception by the sale of two (after adjustment for the two-for-one forward stock split in October 2004) shares of its common stock for $1 to Mr. Terry G. Cook.  During the years ended December 31, 2004 and 2003, the Company did not issue any additional common stock for cash.  During the fiscal year ended December 31, 2001, the Company issued 1,920,000 (after adjustment for the two-for-one forward stock split in October 2004) shares of its common stock at $0.0025 per share to a Director and the spouse of a Director of the Company as described in Note 5.

Common Stock Issued in Satisfaction of the Related Party Payable

As at December 31, 2004, the Company has only issued voting Common Stock.  During the years ended December 31, 2004 and 2003, the Company did not issue any additional common stock in satisfaction of any related party payables.

Forward Stock Split

On October 3, 2004, the Company effected a two-for-one forward stock split of the outstanding shares of common stock.  After the forward stock split, the outstanding common stock was 1,920,002 shares.  All shares and per share amounts in the financial statements have been adjusted to give effect to the stock split.  No voting or other rights were affected by the forward stock split.  The authorized number of common shares is not changed by the forward split and will remain at 160,000,000 common shares with a par value of $0.001.  The statements of changes in the stockholders' deficiency have been restated up to its inception date on November 23, 1998 to reflect the forward stock split.

Preferred Stock Issued

As at December 31, 2004, the Company has not issued any Preferred Stock.

NOTE 7 - SEGMENTED INFORMATION

The Company operates in Canada in one business segment, being the exploration of mineral properties.

NOTE 8- COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform to the presentation of the current year.

Part F/S

Item 1.  Audited Financial Statements (Year Ended December 31, 2003).

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

Mustang Resources Inc.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

Page

Independent Auditor's Report	1

Balance Sheets, December 31, 2003 and 2002	2

Statements of Operations	3

Statements of Changes in Stockholders' Deficiency, for the Period
from Inception on November 23, 1998 through December 31, 2003	4

Statements of Cash Flows	5

Notes to the Financial Statements	6-11

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Mustang Resources Inc.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Mustang Resources Inc. (Formerly Canadian Northern Lites (Nevada) Inc.), (An Exploration Stage Company) as at December 31, 2003 and 2002 and the related statements of operations, changes in stockholders' deficiency and cash flows for each of the three years in the period ended December 31, 2003 and for the period from inception on November 23, 1998 to December 31, 2003.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mustang Resources Inc. (Formerly Canadian Northern Lites (Nevada) Inc.), (An Exploration Stage Company) as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 and for the period from inception on November 23, 1998 to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TELFORD SADOVNICK, P.L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
February 27, 2004

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

BALANCE SHEETS

As at December 31,	2003	2002

ASSETS
CURRENT
Cash	$10,000	$-

	$10,000	$-

LIABILITIES
CURRENT
Accounts payable and accrued liabilities	$5,000	$-

	5,000	-

RELATED PARTY PAYABLE	11,494	1,095

	16,494	1,095

STOCKHOLDERS' DEFICIENCY
Capital Stock
Common stock, $0.001 par value; 200,000,000
shares authorized; 960,001 (2002 -- 960,001)
Shares issued and outstanding	960	960
Additional paid-in capital	3,841	3,841
Deficit accumulated during the exploration stage	(11,295)	(5,896)

	(6,494)	(1,095)

	$10,000	$-

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

	For the Period
	from Inception
	on November	For the Year	For the Year	For the Year
	23, 1998 to	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2003	2003	2002	2001

OPERATING EXPENSES
General and administrative
expenses	$11,295	$5,399	$224	$3,887

NET LOSS	$11,295	$5,399	$224	$3,887

NET LOSS PER SHARE -
BASIC	$0.03	$0.01	$0.00	$1.44

WEIGHTED AVERAGE
COMMON SHARES
OUTSTANDING - BASIC	375,967	960,001	960,001	2,630

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

For the Period From Inception on November 23, 1998 Through December 31, 2003

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Exploration
	Shares	Amount	Capital	Stage	Total

Inception November 23, 1998

Common stock issued for
cash ($1 per share)	1	$-	$1	$-	$1
Net (loss)	-	-	-	(580)	(580)

Balance, December 31, 1999	1	-	1	(580)	(579)

Net (loss)	-	-	-	(1,305)	(1,305)

Balance, December 31, 2000	1	-	1	(1,885)	(1,884)

Common stock issued in
satisfaction of the related
party payable
($0.005 per share)	960,000	960	3,840	-	4,800
Net (loss)	-	-	-	(3,787)	(3,787)

Balance, December 31, 2001	960,001	960	3,841	(5,672)	(871)

Net (loss)	-	-	-	(224)	(224)

Balance, December 31, 2002	960,001	960	3,841	(5,896)	(1,095)

Net (loss)	-	-	-	(5,399)	(5,399)

Balance, December 31, 2003	960,001	$960	$3,841	$(11,295)	$(6,494)

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

	For the Period
	from Inception
	on November	For the Year	For the Year	For the Year
	23, 1998 to	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,
	2003	2003	2002	2001

OPERATING ACTIVITIES
Net (loss)	$(11,295)	$(5,399)	$(224)	$(3,787)
Increase in accounts
payable and accrued
liabilities	5,000	5,000	-	-

Net Cash Used For Operating
Activities	(6,295)	(399)	(224)	(3,887)

FINANCING ACTIVITIES
Issuance of capital stock	1	-	-	-
Advances from related
party	16,294	10,399	224	3,787

Net Cash Provided By
Financing Activities	16,295	10,399	224	3,787

NET INCREASE IN CASH	10,000	10,000	-	-
CASH, BEGINNING OF
PERIOD	-	-	-	-

CASH, END OF PERIOD	$10,000	$10,000	$-	$-

SUPPLEMENTAL
DISCLOSURE OF CASH
FLOW INFORMATION

Non-cash Financing Activity
Common stock issued in
satisfaction of the related
party payable	$4,800	$-	$-	$4,800

Income Taxes Paid	$-	$-	$-	$-

Interest Paid	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS

Mustang Resources Inc. (the "Company") was incorporated in the State of Nevada on November 23, 1998 as Canadian Northern Lites (Nevada) Inc. and changed its corporate name on December 15, 2003 to Mustang Resources Inc.  The Company was organized to explore mineral properties in British Columbia, Canada.

The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.  The Company has incurred operating losses since its inception (except as described in Note 4), has a stockholders' deficiency, and no recurring sources of revenue.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through advances from related parties and issuance of its unregistered common stock.  There are no assurances, however, with respect to the future success of these plans.  The financial statements do not contain any adjustments, which might be necessary, if the Company is unable to continue as a going concern.

 Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Exploration Stage Enterprise

The Company's financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7, "Accounting and Reporting for Development Stage Enterprises," as it devotes substantially all of its efforts to acquiring and exploring mineral properties in British Columbia, Canada.  Until such properties are acquired and developed, the Company will continue to prepare its financial statements and related disclosures in accordance with entities in the exploration stage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.

Income Taxes

Income taxes are recognized in accordance with Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes", whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered.  A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

Net Income (Loss) Per Share

Statements of Financial Accounting Standards No. 128, "Earnings per Share", requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income and loss statements, for all entities with complex capital structures.  Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities.  At December 31, 2003 and 2002, the Company had no outstanding stock options, warrants and other convertible securities; accordingly, only basic EPS is presented.

Regulatory Matters

The Company and its mineral property interests are subject to a variety of Canadian national and provincial regulations governing land use, health and safety, and environmental matters.  The Company's management believes it has been in substantial compliance with all such regulations, and is unaware of any pending action or proceeding relating to regulatory matters that would affect the financial position of the Company.

Exploration Costs

Exploration costs of mineral properties that do not add net realizable value to the properties are charged to operations as incurred.

Foreign Currency Translation

The Company translates monetary assets and liabilities at the period-end exchange rate while non-monetary assets and liabilities are translated at historical exchange rates.  Income and expense accounts are translated at the average exchange rate for each period.  Translation adjustments and transaction gains and losses are reflected in the net income (loss) for the period.

Impaired Asset Policy

The Company periodically reviews its long-lived assets when applicable to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

New Accounting Pronouncements

In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus regarding EITF Issue 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables".  The consensus addresses not only when and how an arrangement involving multiple deliverables should be divided into separate units of accounting but also how the arrangement's consideration should be allocated among separate units.  The pronouncement is effective for the Company commencing with its 2004 fiscal year and is not expected to have a material impact on its results of operations or financial position.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

New Accounting Pronouncements (cont'd)

In November, 2002, the FASB issued FASB Interpretation No 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including indirect Guarantees of Indebtedness of Others, an interpretation of FASB statements 5, 57, 107 and rescission of FASB Interpretation No. 34".  FIN 45 requires recognition and measurement of guarantees entered into or modified beginning on January 1, 2003 and requires expanded disclosure of guarantees as at December 31, 2002.  The Company has determined that the adoption of FIN 45 did not have an impact on its results of operations or financial position.

In December 2002, the FASB issued Statement of Financial Accounting Standards No., 148, ("SFAS 148"), "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123".  SFAS 148 provided alternative methods for voluntary transition to the fair value based method of accounting for stock-based employees compensation.  SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format.  Additionally, SFAS 148 requires disclosure of the pro forma effect in interim financial statements.  The transition and annual disclosure requirements of SFAS 148 are effective for the Company's 2003 fiscal year.  The interim disclosure requirements are effective for the second quarter of the Company's 2003 fiscal year.  The Company has determined that the adoption of SFAS 148 did not have an impact on its results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No 51".  FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003.  For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003.  The Company has determined that the adoption of FIN 45 will not have an impact on its results of operations or financial position.

In May, 2003, the FASB issued Statement of Financial Accounting Standards No. 150, ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity".  SFAS No 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).  The requirements of SFAS 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract.  SFAS 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities.  It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS 150 and still existing at the beginning of the interim period of adoption.  Restatement is not permitted.  The Company has determined that the adoption of SFAS 150 is not expected to have an impact on its results of operations or financial position.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont'd)

New Accounting Pronouncements (Cont'd)

In October 2002 and April 2003, respectively, FASB issued the following Statements of Financial Accounting Standards:
     - No. 147, "Accounting of Certain Financial Institutions - an amendment of FASB Statements
          No. 72 and 44 and FASB Interpretation No. 9", and
     - No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities".

The Company has determined that these will not have any relationship to the operations or financial position of the Company.  Therefore, a description of each and their respective impact on the Company's operations have not been disclosed.

Fair Values of Financial Instruments

The carrying amounts of financial instruments including cash and related party payable approximate their fair values as of December 31, 2003 and 2002.

Concentration of Risk

The Company maintains its cash accounts in one commercial bank in Point Roberts, WA.  The Company's cash accounts are in a business checking account, which is insured by the Federal Insurance Corporation for up to $100,000.  As at December 31, 2003 the Company has not engaged in any transactions that would be considered derivative instruments on hedging activities.

Start-up Expenses

The Company has adopted Statement of Position No. 98-5, "Reporting the Costs of Start-up Activities," which requires that costs associated with start-up activities be expensed as incurred.  Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on November 23, 1998 to December 31, 2003.

NOTE 3 - INCOME TAXES

Significant components of the Company's deferred income tax assets are as follows:

	2003	2002

Net income tax operating loss carry forward	$11,295	$5,896
Statutory tax rate	34%	34%
Deferred income tax asset	3,840	2,005
Valuation allowance	(3,840)	(2,005)

	$-	$-

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS

Certain transactions of the Company involve Hudson Capital Corporation ("Hudson"), a company having directors, officers and/or principal shareholders in common with the Company.  Transactions with related parties have occurred in the normal course of operations and are measured in the exchange amount, which is the amount of consideration established and agreed by the related parties.

The Company's operations have been financed mainly through advances from Hudson.  During the fiscal year ended December 31, 2001, the Company extinguished $4,800 of debt owing to Hudson by issuing 960,000 common shares of the Company to two creditors of Hudson, on the instructions of Hudson.  One of the creditors who received 640,000 shares was Mr. Terry G. Cook, President and Director of the Company and also is the President, Director and major shareholder of Hudson.  The other Hudson creditor who received 320,000 shares is the spouse of Mr. Terry G. Cook and, as a result of this share issuance, became a related party of the Company.  In addition to the transactions described in Note 5, the following table schedules the Company's transactions with Hudson:

	For the Period
	from Inception
	on November 23,	For the Year	For the Year
	1998	ended	ended
	to December 31,	December 31,	December 31,
	2003	2003	2002

Beginning balance	$-	$1,095	$871
Advances	16,294	10,399	224
Reduction	(4,800)	-	-

Ending balance	$11,494	$11,494	$1,095

Hudson has provided office and management services to the Company since its inception.  The balance in the related party payable consists of amounts paid by Hudson on the Company's behalf to fund operating activities, or funds advanced to the Company by Hudson.  These amounts are unsecured, do not bear interest and have no fixed date of repayment.  Hudson has agreed not to demand payment on any of the amounts prior to January 15, 2006.

NOTE 5 - CAPITAL STOCK

Common Stock Issued

The Company was initially capitalized at its inception by the sale of one share of its common stock for $1.00 to Mr. Terry G. Cook.  During the years ended December 31, 2000, 2002 and 2003, the Company did not issue any additional common stock for cash.  During the fiscal year ended December 31, 2001, the Company issued 960,000 shares of its common stock at $0.005 per share to a Director and the spouse of a Director of the Company as described in Note 4.

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 - CAPITAL STOCK (Cont'd)

Common Stock Issued in Satisfaction of the Related Party Payable

During the years ended December 31, 2002 and 2003, the Company did not issue any additional common stock in satisfaction of related party payable.

NOTE 6 - SUBSEQUENT EVENTS

Subsequent to year end, the Company staked four mineral claims on February 19, 2004.  These claims are known as the JC1, JC2, JC3 and JC4 Mineral Claims and are located in the Nelson Mining Division of British Columbia.

Unaudited Financial Statements (Six Months Ended June 30, 2005)

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

FINANCIAL STATEMENTS
(Unaudited)
(Expressed in United States Dollars)

JUNE 30, 2005

Mustang Resources Inc.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

Page

Balance Sheets, June 30, 2005 and December 31, 2004	FS 1

Statements of Operations for the three and six months ended June 30, 2005
and 2004, and from inception on November 23, 1998 through June 30, 2005	FS 2

Statements of Changes in Stockholders' Deficiency, for the period
from inception on November 23, 1998 through June 30, 2005	FS 3

Statements of Cash Flows for the three and six months ended June 30, 2005
and 2004, and from inception on November 23, 1998 through June 30, 2005	FS 4

Condensed Notes to the Financial Statements	FS 5-6

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

BALANCE SHEETS (Unaudited)
(Expressed in United States Dollars)

As at	Jun. 30, 2005	Dec. 31, 2004

ASSETS

CURRENT
Cash	$4,776	$4,776

TOTAL ASSETS	$4,776	$4,776

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$4,000	$4,000

	4,000	4,000

RELATED PARTY PAYABLE	15,351	14,594

TOTAL LIABILITIES	19,351	18,594

STOCKHOLDERS' DEFICIENCY

Capital Stock
Preferred stock, $0.001 par value;
40,000,000 shares authorized, no shares outstanding	-	-
Common stock, $0.001 par value;
160,000,000 shares authorized, 1.920,002
(Dec. 31, 2004 - 1,920,002) voting shares outstanding	1,920	1,920
Additional paid-in capital	2,881	2,881
Deficit accumulated during the exploration stage	(19,376)	(18,619)

TOTAL STOCKHOLDERS' DEFICIENCY	(14,575)	(13,818)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$4,776	$4,776

The accompanying notes are an integral part of these financial statements

Page FS 1

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS (Unaudited)
(Expressed in United States Dollars)

	For the
	period from
	inception on	For the	For the	For the	For the
	June 2,	three months	three months	six months	six months
	1999 to	ended	ended	ended	ended
	June 30,	June 30,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004

OPERATING EXPENSES
Mining property expenses	3,679	-	-	684	2,995
General and administrative
expenses	15,697	36	-	73	5

	$19,376	36	$-	$757	$3,000

NET (LOSS)	$(19,376)	$(36)	$-	$(757)	$(3,000)

NET (LOSS) PER
SHARE - BASIC		$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE
COMMON SHARES
OUTSTANDING - BASIC		1,920,002	1,920,002	1,920,002	1,920,002

The accompanying notes are an integral part of these financial statements.

Page FS 2

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY (Unaudited)
(Expressed in United States Dollars)

For the period from inception on November 23, 1998 through June 30, 2005

				Deficit
				accumulated
			Additional	during the
	Common Stock		paid-in	exploration
	Shares	Amount	capital	Stage	Total

Inception November 23, 1998

Common stock issued for
cash ($0.50 per share)	2	$-	$1	$-	$1
Net (loss)	-	-	-	(580)	(580)

Balance, December 31, 1999	2	-	1	(580)	(579)

Net (loss)	-	-	-	(1,305)	(1,305)

Balance, December 31, 2000	2	-	1	(1,885)	(1,884)

Common stock issued in
satisfaction of the related
party payable
($0.0025 per share)	1,920,000	1,920	2,880	-	4,800
Net (loss)	-	-	-	(3,787)	(3,787)

Balance, December 31, 2001	1,920,002	1,920	2,881	(5,672)	(871)

Net (loss)	-	-	-	(224)	(224)

Balance, December 31, 2002	1,920,002	1,920	2,881	(5,896)	(1,095)

Net (loss)	-	-	-	(5,399)	(5,399)

Balance, December 31, 2003	1,920,002	1,920	2,881	(11,295)	(6,494)

Net (loss)	-	-	-	(7,324)	(7,324)

Balance, December 31, 2004	1,920,002	$1,920	$2,881	$(18,619)	$(13,818)

(Loss) for the six months
ended June 30, 2005	-	-	-	(757)	(757)

Balance, June 30, 2005	1,920,002	$1,920	$2,881	$(19,376)	$(14,575)

The accompanying notes are an integral part of these financial statements

Page FS 3

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS (Unaudited)
(Expressed in United States Dollars)

	For the
	period from
	inception on	For the	For the	For the	For the
	June 2,	three months	three months	six months	six months
	1999 to	ended	ended	ended	ended
	June 30,	June 30,	June 30,	June 30,	June 30,
	2005	2005	2004	2005	2004

OPERATING ACTIVITIES
Net (loss)	(19,376)	(36)	-	(757)	(3,000)
Increase in accounts payable
and accrued liabilities	4,000	-	(5,000)	-	(5,000)

Net Cash Used For
Operating Activities	$(15,376)	(36)	$-	$(757)	$(8,000)

FINANCING ACTIVITIES
Issuance of capital stock	1	-	-	-	-
Advances from related party	20,151	36	-	757	3,100

Net Cash Provided By
Financing Activities	$20,152	36	$-	$757	$3,100

NET INCREASE (DECREASE)
IN CASH	$4,776	$-	$-	$-	$(4,900)

CASH, BEGINNING OF PERIOD	-	4,776	10,100	4,776	10,000

CASH, END OF PERIOD	4,776	4,776	5,100	4,776	5,100

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION

Non-cash Financing Activity
Common stock issued in satisfaction
of the related party payable	4,800	-	-	-	-

Income Taxes Paid	-	-	-	-	-

Interest Paid	-	-	-	-	-

The accompanying notes are an integral part of these financial statements.

Page FS 4

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

CONDENSED NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 1 - BASIS OF FINANCIAL STATEMENT PREPARATION

The second quarter financial statements have been prepared by MUSTANG RESOURCES INC. without audit, in accordance with United States Generally Accepted Accounting Principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished in the financial statements include normal recurring adjustments and reflects all adjustments, which are, in the opinion of management, necessary for a fair presentation of such financial statements.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  The Company believes that the information presented is not misleading.  These condensed financial statements should be read in conjunction with the audited financial statements and the accompanying notes for the fiscal year ended December 31, 2004, included in the Company's Form 10-SB.  The results of operations for the period ended June 30, 2005 are not necessarily indicative of operating results for the fiscal year ending December 31, 2005.

NOTE 2 - EXPLORATION STAGE COMPANY

We are an exploration stage company formed to explore our four mineral claims in Canada for the presence of gold.  Activities to date have consisted solely of the staking of mining claims.  We have not yet developed any mining properties into a producing mine, nor have we earned revenue from any of the properties.  We have minimal cash and no history of earnings.  Since we have been an exploration stage company since inception and have not generated revenues, we operate with minimal overhead.

NOTE 3 - GOING CONCERN

These second quarter financial statements are prepared on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.  As of June 30, 2005, the Company had $4,776 in cash, working capital of ($776), a stockholders' deficiency of $14,539 and accumulated net losses of $19,376 since inception.  The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligation on a timely basis, to obtain additional financing and re-financing as may be required, to develop commercially viable mining resources, an ultimately to establish profitable operations.

NOTE 4- COMPARATIVE FIGURES

Certain amounts in prior periods have been restated to conform to the presentation used in the current period.

Page FS 5

MUSTANG RESOURCES INC.
(Formerly Canadian Northern Lites (Nevada) Inc.)
(An Exploration Stage Company)

CONDENSED NOTES TO THE FINANCIAL STATEMENTS
(Expressed in United States Dollars)

NOTE 5 - NET LOSS PER SHARE

At June 30, 2005 and 2004, the Company had no outstanding stock options, warrants, and other convertible securities.  Accordingly, only basic earnings or loss per share is presented.

NOTE 6 - MINERAL CLAIMS

During the first quarter ended March 31, 2005, Mustang's management reviewed its mineral property holdings and upon expiry of the JC1, JC2, JC3 and JC4 mineral claims in February 2005, re-registered its core property with the Mineral Titles Branch of the Province of British Columbia, which now comprises 21 units or 525 hectares each for the JC1, JC2, JC3 and JC4 mineral claims compared to the previously recorded claim sizes of 20 units or approximately 500 hectares each for the mineral claims that expired in February 2005.  The current tenure numbers are  507555, 507554, 507553 and 507552 for the JC1, JC2, JC3 and JC4 mineral claims respectively. All four current tenures expire on February 20, 2006.  The costs for re-registering the above mineral claims in the first quarter of fiscal 2005 were $684 compared to staking and recording costs of $2,995 incurred in the first quarter of fiscal 2004.

NOTE 7 - EXCLUSIVE MINERAL CLAIM AGREEMENT

Members of the Company's management are associated with Cougar Holdings Inc., a reporting company engaged in the exploration of its mineral claims in British Columbia, Canada for gemstones.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors for both companies.  To address this inherent potential conflict of interest, Cougar entered into an agreement with Cougar Holdings Inc., dated March 1, 2005, defining exclusive mineral claim registration areas of a 100 mile radius surrounding each company's core mineral claims, and, defining joint first refusal rights for a 50% undivided interest in any claim staked and registered by the other company for mineral claims staked and registered outside of their core mineral claim areas.

Page FS 6

Item 23.  Changes In and Disagreements With Accountants
on Accounting and Financial Disclosure

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Item 24.  Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.  Articles X and XIV of the Amended and Restated Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.  Article XI of the Restated Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.  Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Item 25.  Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5
Federal Taxes	NIL
State Taxes and Fees	NIL
Transfer Agent Fees	600
Accounting fees and expenses	1,000
Legal fees and expenses	1,800
Miscellaneous	NIL

Total	$3,405

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales of Unregistered Securities

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

We issued 1,920,000 shares of common stock (after adjustment for a two-for-one forward stock split in October 2004) on December 31, 2001 at a price of $0.0025 per share in satisfaction of a $4,800 receivable owed to Hudson Capital Corporation by Mustang Resources.  On the instructions of Hudson, the 1,920,000 shares were issued to two creditors of Hudson.  One of the creditors who received 1,280,000 shares was Mr. Terry G. Cook, President and Director of the Company and also the President, Director and major shareholder of Hudson.  The other Hudson creditor who received 640,000 shares was Nancy L. Cook, the spouse of Mr. Terry G. Cook, who, as a result of this share issuance, became a related party of the Company.  For this share issue, we relied on Section 4(2) of the Securities Act because the transaction did not involve a public offering and was therefore exempt from the registration requirements of the Securities Act.  No underwriters were used, nor were any brokerage commissions paid in connection with the above share issue.

On July 20, 2005, we completed an offering of 98,000 shares of our common stock to a total of 42 purchasers at a price of $0.10 per share.  We received a total of $9,800 from this offering.  We completed the offering pursuant to Regulation S of the Securities Act.  Each purchaser represented to us that he or she was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers.

Item 27.  Exhibits

Item 1.  Index to Exhibits
Item 2.  Description of Exhibits

Exhibit Number	Description of Exhibits

3.1	Articles of Incorporation
3.2	Bylaws
4.1	Front of Sample Common Stock Certificate
4.2	Back of Sample Common Stock Certificate
5.1	Opinion re: Legality
10.1	JC1 Mining Claim
10.2	JC2 Mining Claim
10.3	JC3 Mining Claim
10.4	JC4 Mining Claim
10.5	Declaration of Trust - Mining Properties
10.6	Related Party Payable - March 10, 2005 Letter
10.7	Mustang / Western Gems Mineral Claim Agreement
14.1	Code of Ethics
23.1	Consent of Expert
23.2	Consent of Auditor
99.1	Glossary of Mining Terms

Item 28.  Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada on July 26, 2005.

MUSTANG RESOURCES INC.

By /s/ Terry G. Cook

Terry G. Cook
President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Terry G. Cook

Terry G. Cook
President, Chief Executive Officer,
Chief Financial Officer and Director
July 26, 2005

/s/ Cam Dalgliesh

Cam Dalgliesh
Director
July 26, 2005